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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           NATIONAL GAS & OIL COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         Common Shares, par value $1.00 per share

     (2) Aggregate number of securities to which transaction applies: 7,156,913

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         $13.00 Per Share Merger Consideration

     (4) Proposed maximum aggregate value of transaction: $93,039,869

     (5) Total fee paid: $18,608

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                                                                   July 29, 1998

Dear Shareholder:

     National Gas & Oil Company ("National") entered into an Agreement of Merger and Plan of Reorganization (the "Merger Agreement") dated as of May 20, 1998, with LRE Acquisition Co. ("Acquisition Co."), a wholly-owned subsidiary of Licking Rural Electrification, Inc. ("LRE"), providing for the merger of Acquisition Co. with and into National in a transaction in which National will be the surviving corporation and the Articles of Incorporation of National will be amended to change National into a nonprofit corporation, the sole member of which will be LRE (the "Merger"). Each outstanding National Share (other than shares held by persons who perfect dissenters' rights) will be converted into the right to receive $13.00 in cash. The Merger will not be consummated until all necessary regulatory approvals are obtained.

     Enclosed with this letter are your proxy materials for the Special Meeting of the Shareholders of National to be held on September 2, 1998. At the Special Meeting, Shareholders will vote to adopt the Merger Agreement. Adoption of the Merger Agreement requires the affirmative vote of the holders of not less than a majority of the outstanding National Shares.

     The Merger Agreement was approved by the National Board. The National Board believes the Merger is fair and in the best interests of National and its Shareholders and recommends a vote FOR the adoption of the Merger Agreement. The National Board has received the opinion of its financial advisor, Simmons & Company International, that the consideration to be received by National's Shareholders pursuant to the Merger Agreement, $13.00 per share in cash, is fair to such Shareholders from a financial point of view.

     The enclosed Proxy Statement describes the proposed transaction in detail. Please give it your prompt and careful attention and then sign and promptly return the enclosed Proxy in the envelope provided. No postage will be required if mailed in the United States.

                                          Very truly yours,

                                          William H. Sullivan, Jr.
                                          Chairman of the Board

PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 2, 1998

     Notice is hereby given that a Special Meeting of the Shareholders of National Gas & Oil Company ("National") will be held at the General Offices of National, 1500 Granville Road, Newark, Ohio, on Wednesday, September 2, 1998, at 10:00 a.m. (local time), for the purpose of considering and acting upon:

          1. A proposal to adopt a Plan and Agreement of Merger (the "Merger Agreement") by and between National and LRE Acquisition Co. ("Acquisition Co."), a wholly-owned subsidiary of Licking Rural Electrification, Inc. ("LRE"), providing for the merger of Acquisition Co. with and into National in a transaction in which National will be the surviving corporation and the Articles of Incorporation of National will be amended to change National into a nonprofit corporation, the sole member of which will be LRE (the "Merger"). Each outstanding Common Share, par value $1.00 per share, of National (other than shares held by persons who perfect dissenters' rights) will be converted into the right to receive $13.00 in cash, as more fully described in the Proxy Statement. A copy of the Merger Agreement is attached as Annex I to the Proxy Statement.

          2. Such other business as may properly come before the meeting or any adjournment thereof.

     Only Shareholders of record at the close of business on July 22, 1998, are entitled to notice of and to vote at such Special Meeting or any adjournment thereof.

     If the Merger is consummated, Shareholders who do not vote for the Merger and who comply with the requirements of applicable Ohio law have the right to be paid the "fair cash value" of their shares. See "The Merger -- Rights of Dissenting Shareholders."

                                          By Order of the Board of Directors,

                                          Todd P. Ware
                                          Vice President, CFO and Secretary

Newark, Ohio
July 29, 1998

IMPORTANT: YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE WHICH HAS BEEN PROVIDED. IF YOU DO ATTEND THE SPECIAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SOLICITATION OF PROXIES.....................................    1
SUMMARY.....................................................    2
  The Special Meeting.......................................    2
  The Parties to the Merger.................................    2
  History...................................................    2
  Recommendation of the National Board......................    3
  Opinion of Financial Advisor..............................    3
  Certain Terms of the Merger...............................    3
  Proposed Conversion of National to a Cooperative..........    4
  Interests of Certain Persons in the Merger................    4
  Source and Amount of Funds................................    4
  Certain Federal Income Tax Consequences...................    4
  Rights of Dissenting Shareholders.........................    4
  Market Price Information..................................    4
  Selected Financial Data...................................    5
AVAILABLE INFORMATION.......................................    6
GENERAL INFORMATION REGARDING THE SPECIAL MEETING...........    6
  Date, Time, Place and Purpose of the Special Meeting......    6
  Vote Required For Approval; Shares Entitled To Vote;
     Record Date............................................    6
  Solicitation and Revocation of Proxies....................    6
THE COMPANIES...............................................    7
  National..................................................    7
  LRE and Acquisition Co....................................    7
BACKGROUND OF THE MERGER....................................    7
  Background................................................    7
  History of the Negotiations...............................    8
  Recommendation of the National Board......................    9
  Reasons for the Merger....................................    9
  Opinion of Financial Advisor..............................    9
THE MERGER..................................................   13
  General...................................................   13
  Effective Date............................................   13
  The Merger Agreement......................................   14
  Payment For Shares........................................   16
  Source and Amount of Funds................................   16
  Proposed Conversion of National to a Cooperative..........   16
  Interests of Certain Persons in the Merger................   17
  Confidentiality Agreement.................................   18
  Regulatory Matters........................................   18
  Federal Income Tax Consequences of the Merger.............   19
  Accounting Treatment......................................   19
  Rights of Dissenting Shareholders.........................   20
CERTAIN RELATIONSHIPS.......................................   20
DIVIDENDS AND MARKET PRICES OF NATIONAL SHARES..............   21
BENEFICIAL OWNERSHIP OF NATIONAL SHARES.....................   21
INDEPENDENT PUBLIC ACCOUNTANTS..............................   22
SHAREHOLDER PROPOSALS.......................................   22
OTHER MATTERS...............................................   23

                                                              PAGE
                                                              ----
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........   23
ANNEX I  The Merger Agreement
ANNEX II  Opinion of Simmons & Company International
ANNEX III Ohio Revised Code sec. 1701.85

                                PROXY STATEMENT

                              DATED JULY 29, 1998

                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 2, 1998

                            SOLICITATION OF PROXIES

     This Proxy Statement is being furnished to the Shareholders of National Gas & Oil Company ("National") in connection with the solicitation of proxies by the management of National for use at the Special Meeting of Shareholders to be held on September 2, 1998, or at any adjournment thereof, and is being mailed to Shareholders on or about July 29, 1998. Proxies may be solicited by mail, telephone, telegraph, facsimile and personally by the directors, officers and other employees of National, and all costs to be incurred in connection therewith will be borne by National. Arrangements may be made with brokers, banks and similar organizations to send proxies and proxy materials to beneficial owners for voting instructions, and National will reimburse such organizations for their expenses in so doing and will pay all costs of soliciting the proxies.

     At the Special Meeting, Shareholders will be asked to consider and vote upon a proposal to adopt a Plan and Agreement of Merger (the "Merger Agreement") by and between National and LRE Acquisition Co. ("Acquisition Co."), a wholly-owned subsidiary of Licking Rural Electrification, Inc. ("LRE"), providing for the merger of Acquisition Co. with and into National in a transaction in which National will be the surviving corporation and the Articles of Incorporation of National will be amended to change National into a nonprofit corporation, the sole member of which will be LRE (the "Merger"). Each outstanding Common Share, par value $1.00 per share, of National (each, a "National Share" and, collectively, the "National Shares"), other than shares held by persons who perfect dissenters' rights, will be converted into the right to receive $13.00 in cash, without interest (the "Per Share Merger Consideration"). A copy of the Merger Agreement is attached as Annex I to this Proxy Statement.

     No person is authorized to give any information or to make any representation not contained in this Proxy Statement or in the documents incorporated herein by reference in connection with the solicitation made hereby and, if given or made, such information or representations should not be relied upon as having been authorized by National. The delivery of this Proxy Statement shall not, under any circumstances, create any implication that the information contained herein or in any document incorporated herein by reference is correct as of any time subsequent to the date hereof or the date of such document, as the case may be, or that there has been no change in the affairs of National since the date hereof or the date of such document, as the case may be. This Proxy Statement does not constitute the solicitation of a proxy from any person in any jurisdiction in which it is unlawful to make such proxy solicitation.

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) contained elsewhere (including the Annexes), or incorporated by reference in, this Proxy Statement. Certain capitalized terms used in this summary are defined elsewhere in this Proxy Statement. Unless the context otherwise requires, references to "National" or the "Company" mean National Gas & Oil Company, an Ohio corporation, and its subsidiaries. Shareholders are urged to read this Proxy Statement (including the Annexes) in its entirety.

THE SPECIAL MEETING

     Date, Time And Purpose Of The Special Meeting. The Special Meeting of the Shareholders of National will be held at the General Offices of National, 1500 Granville Road, Newark, Ohio, on Wednesday, September 2, 1998, at 10:00 a.m. (local time), for the purpose of considering and acting upon a proposal to adopt the Merger Agreement pursuant to which each National Share outstanding immediately prior to the Effective Date (except shares held by persons who properly perfect dissenters' rights under Ohio law) will be converted into the right to receive $13.00 in cash, without interest. A copy of the Merger Agreement is attached as Annex I to the Proxy Statement. See "General Information Regarding the Special Meeting -- Date, Time, Place and Purpose of the Special Meeting."

     Shares Entitled To Vote; Record Date. Persons who were holders of National Shares at the close of business on July 22, 1998 (the "Record Date"), will be entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were 7,156,913 outstanding National Shares, each of which entitled the holder thereof to one vote. See "General Information Regarding the Special Meeting -- Vote Required for Approval; Shares Entitled to Vote; Record Date."

     Vote Required For Approval. Adoption of the Merger Agreement will require the affirmative vote of the holders of not less than a majority of the outstanding National Shares. Directors and executive officers of National who own, or direct the voting of, 562,188 National Shares, or 7.86% of the National Shares, have indicated they intend to vote their National Shares at the Special Meeting in favor of the adoption of the Merger Agreement. See "General Information Regarding the Special Meeting -- Vote Required for Approval; Shares Entitled to Vote; Record Date."

THE PARTIES TO THE MERGER

     National. National was organized under the laws of the State of Ohio on March 24, 1981, as a holding company. National derives substantially all of its earnings and revenues from the operating results of its subsidiaries. National's subsidiaries are engaged in two principal businesses: natural gas sales and transportation and oil and natural gas production and marketing. Recently, National organized a new subsidiary to engage in the business of selling propane gas directly to end-use customers. National's principal executive offices are located at 1500 Granville Road, Newark, Ohio 43055. Its telephone number at that address is (740) 344-2102. See "The Companies -National."

     LRE and Acquisition Co. Acquisition Co. is an Ohio for profit corporation organized by LRE in May 1998 for the purpose of effecting the Merger. Acquisition Co. has no operations and has not engaged in any significant activities other than in connection with the Merger Agreement and the transactions contemplated thereby. LRE is an Ohio nonprofit corporation and a member-owned electric cooperative. The principal executive offices of LRE and Acquisition Co. are located at 11339 Mt. Vernon Road, P.O. Box 455, Utica, Ohio 43080. Their telephone number at that address is (740) 892-2071. See "The Companies -- LRE and Acquisition Co."

HISTORY

     For a complete description of the events leading up to the approval of the Merger Agreement by the Board of Directors of National (the "National Board"), see "Background of the Merger -- Background" and " -- History of the Negotiations."

RECOMMENDATION OF THE NATIONAL BOARD

     THE NATIONAL BOARD HAS DETERMINED THAT THE PER SHARE MERGER CONSIDERATION IS FAIR TO THE NATIONAL SHAREHOLDERS AND IN THE BEST INTERESTS OF NATIONAL AND ITS SHAREHOLDERS, AND IT RECOMMENDS THAT THE NATIONAL SHAREHOLDERS ADOPT THE MERGER AGREEMENT. SEE "BACKGROUND OF THE MERGER -- RECOMMENDATION OF THE NATIONAL BOARD."

     In determining to recommend that the Shareholders of National adopt the Merger, the Board considered a number of factors, including among others:

     X The businesses and prospects of National, with emphasis upon the uncertainties inherent in the deregulation of the energy business;

     X The current and historical market prices of the National Shares and that the Per Share Merger Consideration represents a premium over recent historic prices;

     X The opinion of its financial advisor regarding the fairness of the Per
       Share Merger Consideration from a financial point of view; and

     X The terms and conditions of the Merger Agreement.

     See "Background of the Merger -- Recommendation of the National Board," and "-- Reasons for the Transaction" and "-- Opinion of National Financial Advisor.

OPINION OF FINANCIAL ADVISOR

     National has retained Simmons & Company International ("Simmons") as its financial advisor. On May 20, 1998, Simmons rendered its opinion to the National Board to the effect that, as of such date, the Per Share Merger Consideration is fair, from a financial point of view, to the National Shareholders. See "Background of the Merger -- Opinion of National Financial Advisor."

CERTAIN TERMS OF THE MERGER

     The Merger. The Merger Agreement provides that, following the adoption of the Merger Agreement by the National Shareholders, and the satisfaction or waiver of certain other conditions, Acquisition Co. will be merged with and into National with National as the surviving corporation and the separate existence of Acquisition Co. shall cease. As a result of the Merger, the Articles of Incorporation of National will be amended to change National into a nonprofit corporation, the sole member of which will be LRE. Pursuant to the Merger, each outstanding National Share (other than National Shares held by any National Shareholders who perfect their dissenters' rights under Ohio law) will be converted into the right to receive the Per Share Merger Consideration ($13.00 per National Share in cash without interest thereon). See "The
Merger -- General."

     Effective Date. The Merger will become effective on the date of the filing by National and Acquisition Co. of a Certificate of Merger with the Secretary of State of Ohio (the "Effective Date"). See "The Merger -- Effective Date."

     Payment for Shares. In order to receive the Per Share Merger Consideration to which the Shareholders will be entitled as a result of the Merger, each Shareholder will be required to surrender the stock certificate or certificates or other satisfactory evidence representing such Shareholder's National Shares to a disbursing agent appointed by Acquisition Co. ("Disbursing Agent"). SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD. See "The Merger -- Payment for Shares."

     The Escrow. Acquisition Co. has deposited $2,000,000 into an escrow account which is payable to National in the event, among others, that the Public Utilities Commission of Ohio ("PUCO") fails to approve the conversion of National to cooperative form. See "The Merger -- The Merger Agreement -- The Escrow."

PROPOSED CONVERSION OF NATIONAL TO A COOPERATIVE

     Following the consummation of the Merger, LRE intends to convert National into a nonprofit cooperative. LRE will become the sole member of National and the current customers of National's subsidiaries will become members of LRE. See "The Merger -- Proposed Conversion of National to a Cooperative."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     National previously adopted a benefit plan (the "Transition Program") providing severance payments to any employee of National (i) whose employment with National is terminated by National for any reason in anticipation of or within two years following a "Change in Control" such as the Merger or (ii) who voluntarily terminates his or her employment with National within two years following a "Change in Control" and subsequent reduction in such employee's position, compensation, benefits or perquisites or relocation of such employee to a location more than 25 miles from the principal offices of National. In addition, under the Transition Program, certain National executives are entitled to receive lump sum payments from National upon consummation of the Merger. See "The Merger -- Interests of Certain Persons in the Merger."

SOURCE AND AMOUNT OF FUNDS

     The total amount of funds required by Acquisition Co. to effect the Merger, to pay related fees and expenses and to pay outstanding indebtedness which will become due and payable following the Merger is estimated to be approximately $115,000,000. Acquisition Co. has commitments for sufficient financial resources to enable Acquisition Co. to effect the Merger and to pay related fees and expenses. See "The Merger -- Source and Amount of Funds."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The receipt of cash for National Shares pursuant to the Merger or pursuant to the exercise of dissenters' rights will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. For United States federal income tax purposes, in general, a Shareholder who receives cash for National Shares pursuant to the Merger will recognize a gain or loss equal to the difference between the Shareholder's tax basis for the National Shares converted into the right to receive cash in such transaction and the amount of cash received in exchange therefor. Assuming that the National Shares constitute capital assets in the hands of the Shareholder, such gain or loss will be long-term capital gain or loss if, as of the date of disposition (i.e., the Effective Date), such shares have been held for more than one year. Long-term gain of a Shareholder who is an individual is generally subject to a maximum rate of 28% if the shares have been held for more than one year and not more than 18 months, and the maximum rate of 20% if the shares have been held for more than 18 months. See "The Merger -- Certain Federal Income Tax Consequences."

     ALL SHAREHOLDERS SHOULD READ CAREFULLY THE DISCUSSION IN "THE MERGER -- CERTAIN FEDERAL INCOME TAX CONSEQUENCES" AND ARE URGED TO CONSULT THEIR OWN ADVISORS AS TO SPECIFIC CONSEQUENCES TO THEM OF THE MERGER UNDER FEDERAL, STATE, LOCAL, FOREIGN OR ANY OTHER APPLICABLE TAX LAWS.

RIGHTS OF DISSENTING SHAREHOLDERS

     National Shareholders who do not vote in favor of the Merger and who otherwise comply with Ohio law ("Dissenting Shareholders") may dissent from the Merger and elect to have the "fair cash value" of their National Shares, excluding any appreciation or depreciation resulting from the Merger, judicially determined and paid to them. See "Rights of Dissenting Shareholders" and Annex III hereto.

MARKET PRICE INFORMATION

     The National Shares are listed and traded on the American Stock Exchange under the symbol "AMEX:NLG." On May 20, 1998, the last full trading day prior to the announcement by Acquisition Co. and National that they had entered into the Merger Agreement, the closing price of the National Shares, as reported on the American Stock Exchange, was $12.125 per share. The closing price of the National Shares on July 22, 1998, the most recent date prior to the printing of this Proxy Statement, was $12 1/8 per share. See "Dividends and Market Prices of National Shares."

SELECTED FINANCIAL DATA

     The selected financial data presented below as of and for each of the fiscal years in the five-year period ended December 31, 1997, have been derived from the Consolidated Financial Statements of National, which have been audited by PricewaterhouseCoopers LLP. The selected financial data set forth below for National as of and for the three months ended March 31, 1998 and 1997, have been derived from unaudited financial statements of National that have been prepared on the same basis as the audited Consolidated Financial Statements and include all adjustments, consisting of normal recurring accruals, that National considers necessary for a fair presentation of the financial position and results of operations for the periods presented.

                               THREE MONTHS
                                   ENDED
                                 MARCH 31                    YEAR ENDED DECEMBER 31
                             -----------------   -----------------------------------------------
                              1998      1997      1997      1996      1995      1994      1993
                             -------   -------   -------   -------   -------   -------   -------
                                          (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
OPERATING REVENUES
  National Gas & Oil
     Corporation...........  $10,264   $12,327   $28,698   $26,881   $24,935   $26,417   $22,575
  Producers Gas Sales,
     Inc...................    1,847     1,316     3,923     2,261     2,554     8,105     6,255
  NGO Development
     Corporation...........   11,782     9,960    37,121    31,930    20,630    27,201    17,853
                             -------   -------   -------   -------   -------   -------   -------
TOTAL OPERATING REVENUES...  $23,893   $23,603   $69,742   $61,072   $48,119   $61,723   $46,683
NET INCOME.................  $ 1,464   $ 1,705   $ 3,512   $ 3,920   $ 3,230   $ 3,489   $ 2,072
NET INCOME PER SHARE*......  $  0.20   $  0.24   $  0.49   $  0.54   $  0.45   $  0.48   $  0.29
Cash Dividend per Share*...  $  0.06   $  0.06   $  0.24   $  0.23   $  0.23   $  0.23   $  0.22
Total Assets...............  $91,831   $87,271   $97,122   $92,400   $79,430   $80,620   $77,897
Total Shareholders'
  Equity...................  $45,364   $44,023   $44,330   $42,826   $40,670   $39,046   $37,160
Long-term Obligations......  $ 7,784   $ 9,128   $11,040   $10,231   $11,079   $12,956   $ 9,002
Capital Expenditures.......  $ 1,449   $ 1,211   $ 6,369   $ 5,472   $ 4,862   $ 8,591   $ 5,544

---------------

* Based on average number of Shares outstanding of 7,156,913 in the first quarter 1998; 7,043,650 in the first quarter 1997; 7,167,996 in 1997;
  7,198,560 in 1996; 7,205,243 in 1995, 1994 and 1993. These share were adjusted for the 2 percent stock dividend issued in December 1997.

                             AVAILABLE INFORMATION

     National is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file, periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission in accordance with the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained by mail at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, or by accessing the Commission's World Wide Web site on the Internet at http://www.sec.gov. In addition, material filed by National is available for inspection at the offices of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006.

                         GENERAL INFORMATION REGARDING
                              THE SPECIAL MEETING

DATE, TIME, PLACE AND PURPOSE OF THE SPECIAL MEETING

     The Special Meeting of the Shareholders of National will be held at the General Offices of National, 1500 Granville Road, Newark, Ohio, on Wednesday, September 2, 1998, at 10:00 a.m. (local time), for the purpose of considering and acting upon a proposal to adopt the Merger Agreement providing for the merger of Acquisition Co. with and into National in a transaction in which National will be the surviving corporation, the Articles of Incorporation of National will be amended to change National into a nonprofit corporation the sole member of which will be LRE and each National Share outstanding immediately prior to the Effective Date (except shares held by persons who properly perfect dissenters' rights under Ohio law) will be converted into the right to receive $13.00 in cash, without interest. A copy of the Merger Agreement is attached as Annex I to the Proxy Statement.

VOTE REQUIRED FOR APPROVAL; SHARES ENTITLED TO VOTE; RECORD DATE

     Persons who were holders of National Shares at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were 7,156,913 outstanding National Shares, each of which entitled the holder thereof to one vote.

     Adoption of the Merger Agreement will require the affirmative vote of the holders of not less than a majority of the outstanding National Shares. Directors and executive officers of National who own, or direct the voting of, 562,188 National Shares, or 7.86% of the National Shares, have indicated they intend to vote their National Shares at the Special Meeting in favor of the adoption of the Merger Agreement.

SOLICITATION AND REVOCATION OF PROXIES

     Proxies may be solicited by mail, telephone, telegraph, facsimile and personally by the directors, officers and other employees of National, and all costs to be incurred in connection therewith will be borne by National.

     All National Shares represented by a proxy in the enclosed form, if properly signed and returned to National in time to be voted, will, unless revoked, be voted at the Special Meeting and, unless otherwise specified on the proxy, will be voted FOR the adoption of the Merger Agreement and in the discretion of the proxies named therein on any other matter which may properly come before the Special Meeting.

     Any Shareholder who signs and returns a proxy may revoke it before a vote is taken either by (i) delivering a written notice expressly revoking the proxy to the Secretary at National's offices, (ii) signing and forwarding to National at its offices a later-dated proxy or (iii) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a proxy.

                                 THE COMPANIES

NATIONAL

     National was organized under the laws of the State of Ohio on March 24, 1981, as a holding company. National derives substantially all of its earnings and revenues from the operating results of its subsidiaries. National's subsidiaries are engaged in two principal businesses: natural gas sales and transportation and oil and natural gas production and marketing. Recently, National organized a new subsidiary to engage in the business of selling propane gas directly to end-use customers.

     The business of National is discussed in further detail in the National 1997 10-K, which is specifically incorporated by reference in this Proxy Statement. See "Incorporation of Certain Information by Reference."

LRE AND ACQUISITION CO.

     LRE is an electric cooperative that was formed in 1936 and currently provides electricity service to approximately 20,000 customers in nine counties in East-Central Ohio. As a cooperative, LRE is a nonprofit corporation that is owned by its consumer/members. Each customer of LRE becomes a member of the cooperative. LRE is managed by a Board of Trustees elected by the members. Each consumer/member is entitled to one vote for the election of trustees and for any other matter to be voted upon by the members. In addition, any surplus that the cooperative takes in over and above its expenses or operating costs in a particular year is assigned back to its members in the form of capital credits. When the Board of Trustees of the cooperative determines that the cooperative is in a financial position to do so, these credits are refunded to the members in cash.

     Acquisition Co. is a for profit corporation and a wholly-owned subsidiary of LRE. Acquisition Co. was formed solely for the purpose of effecting the Merger and has not engaged in any significant activities other than in connection with the Merger Agreement and the transactions contemplated thereby. Acquisition Co. will be merged into National in the Merger, whereupon its separate corporate existence will cease.

                            BACKGROUND OF THE MERGER

BACKGROUND

     At a meeting of the National Board on May 22, 1997, the directors formed the Special Strategic Planning Committee (the "Special Committee"), the members of which were William H. Sullivan, Jr., Alan A. Baker, Howard Petricoff, James
H. Cameron, Graham R. Robb, Thomas E. Stewart and Patrick J. McGonagle. The Special Committee was authorized to recommend a strategic planning consultant to assist the National Board in developing and evaluating National's strategic alternatives. At a meeting of the National Board on July 25, 1997, the Board approved the selection of Simmons and requested Simmons be prepared to discuss strategic alternatives at the August 21, 1997, meeting of the National Board.

     At the August 21st meeting, Simmons set forth its analysis of economic trends in the natural gas industry, particularly the impact of the successful deregulation of the natural gas industry and the imminent deregulation of the power industry. Simmons indicated that, as competition enters the wholesale power markets, the industry is reconfiguring, merger and acquisition activity is accelerating in both the natural gas and power industries and premiums are being paid for companies in the natural gas industry. Simmons analyzed the price and trading volume of the National Shares on the AMEX and the limited liquidity of the National Shares. In addition, Simmons analyzed National's need to grow its operating cash flow, operating income and earnings per share materially in order to enhance shareholder value and the perceived barriers to such growth. Simmons then discussed two alternatives for seeking acquisition/merger proposals from potential acquirers. Finally, Simmons indicated that, in order to maximize shareholder value, it was imperative that officers and key managers remain with National and recommended the National Board consider a retention package consisting of severance agreements and stay-put bonuses. The National Board subsequently adopted a retention pay package. See "The Merger -- Interests of Certain Persons in the Merger."

     At a meeting on August 26, 1998, the National Board authorized management and Simmons to solicit acquisition proposals for National. Pursuant to the Board's instructions, management and Simmons first contacted a single strategic buyer and offered it an exclusive time period in which to submit a proposal. On October 13, 1997, it submitted an indication of interest for all of the National Shares at a price per share which was viewed by the National Board and Simmons as inadequate. Subsequently, the National Board authorized management and Simmons to solicit proposals from a broad group of qualified acquisition candidates.

     National's Board and management, along with Simmons' representatives, developed a list of potential acquisition candidates. Simmons began a broad-based solicitation on November 3, 1997, eventually contacting 55 potential acquisition candidates. Thirty-three of these candidates executed confidentiality agreements with National and received a descriptive offering memorandum. Nine parties expressed a desire to submit a preliminary indication of interest. Of this group, five submitted indications of interest on December 15, 1997, and four submitted incomplete indications of interest or withdrew from the process.

     During a December 22, 1997, conference call, management and Simmons were authorized by the National Board to invite four of the acquisition candidates submitting indications of interest to meet with management, review detailed company information and submit proposals to National. Simmons also was authorized to contact the strategic buyer again to determine whether it was interested in submitting a formal proposal, which it declined to do.

     During the first two weeks of January 1998, data room sessions were conducted with the four potential acquirers. On January 27, 1998, one of the parties, which had previously submitted an indication of interest in a portion of National's assets only, submitted a preliminary indication of interest for all of the National Shares and was invited to the data room.

     On February 17, 1998, proposals were submitted by four of the acquisition candidates (one of which was submitted on behalf of a joint venture of the candidate and a party not previously involved in the process). The fifth withdrew from the process due to concerns about the impact an acquisition would have on attaining regulatory approvals associated with an unrelated transaction. The highest proposals were submitted by LRE ($12 per National Share payable in cash) and the joint venture ($10 per National Share payable in cash or stock). Two of the proposals were significantly below both the two high proposals and the market price of the National Shares on that date and were not further pursued.

HISTORY OF THE NEGOTIATIONS

     The National Board did not believe that either of the two high proposals received on February 17 was adequate. Because LRE's original proposal was contingent on its receipt of financing, and because the National Board had serious concerns regarding the regulatory delays inherent in LRE's proposal and LRE's inability, as a cooperative, to effect the acquisition in a manner which would not be taxable to the National Shareholders, the National Board instructed Simmons to explore further the proposal submitted by the joint venture. Simmons and the National Board believed that a higher price might be offered once the joint venture partner had an opportunity to review detailed company information. In addition, the National Board wanted to pursue the possibility of a stock transaction on a tax-free basis. The National Board instructed management and Simmons to discuss with the joint venture a stock transaction having a value of not less than $12 per share.

     Between February 17 and mid-April, the joint venture was given the opportunity to review additional information regarding National. During this period, management and Simmons were in negotiations with the joint venture regarding the possibility of a tax-free exchange. Although, at times, it appeared such a transaction was possible, substantive progress toward a definitive agreement was not realized.

     At a meeting on April 9, 1998, the National Board discussed the status of the negotiations with the joint venture. Since it appeared the joint venture would not be prepared to enter into an agreement on satisfactory terms for some time, if at all, the National Board suggested that Simmons ascertain whether LRE remained interested in acquiring National and whether it would increase its offer. National ceased exclusive negotiations with the joint venture on April 13, 1998.

     On April 17, 1998, LRE's representative increased its offer to $13.00 per National Share. At a meeting on April 20, 1998, the National Board authorized a transaction with LRE if a price of $13.50 per National Share were offered.

     On May 15, 1998, LRE indicated that $13.00 per National Share was its final offer. This offer was deemed acceptable by the National Board if (i) the financing contingency were eliminated, (ii) LRE deposited $2,000,000 in an escrow payable to National if, among other events, the Merger were not consummated because of a failure to obtain the necessary approvals of the PUCO or because of litigation attributable to LRE's proposal to convert National to cooperative form and (iii) LRE would agree to use its best efforts to consummate the Merger by October 31, 1998, and in no event later than December 31, 1998. On May 20, 1998, a definitive agreement embodying these terms was approved by the National Board and executed. See "The Merger."

RECOMMENDATION OF THE NATIONAL BOARD

     The National Board has determined that the Per Share Merger Consideration is fair to National's Shareholders and in their best interests. The National Board has concluded that the Merger is in the best interests of National and its Shareholders and that such transaction is fair to the Shareholders of National, and it recommends that National's Shareholders adopt the Merger Agreement.

REASONS FOR THE MERGER

     The National Board determined to approve the Merger Agreement and the transactions contemplated thereby for a number of reasons, including:

          X The businesses and prospects of National, with emphasis upon the uncertainties inherent in the deregulation of the energy business;

          X The National Shares had not traded at a price higher than $13.00 during the preceding nine months and the National Board believed that the market price of the Shares, absent the Merger, would not reach $13.00 in the reasonably foreseeable future;

          X The relatively low trading volume of the National Shares on the AMEX limits National's true "public float" and such limited liquidity is unattractive to institutional and other National Shareholders;

          X The belief of the National Board that, an extensive auction process having been conducted by Simmons, Acquisition Co. is in a position to pay a higher price than other potential acquirers of National due, among other things, to cost savings resulting from the conversion of National to a nonprofit cooperative;

          X The opinion of Simmons regarding the fairness of the Per Share
            Merger Consideration from a financial point of view;

          X The time period between the public announcement of the Merger and the Effective Date is expected to be in excess of 90 days, which could allow for third party offers to be made;

          X The $2,000,000 deposited into escrow by Acquisition Co. that is payable to National in the event, among others, that the PUCO fails to approve the conversion of National to cooperative form;

          X The absence of any financing contingency; and

          X The belief of the National Board that a merger with Acquisition Co.
            is in the best interests of National's customers and employees.

OPINION OF FINANCIAL ADVISOR

     Simmons has acted as exclusive financial advisor to National in connection with the Merger and has assisted the National Board in its examinations of the fairness, from a financial point of view, of the Per Share Merger Consideration to be received by the Shareholders of National in the Merger. As described herein, Simmons' opinion, dated May 20, 1998, was only one of many factors taken into consideration by the National Board in making its determination to approve the Merger Agreement.

     On May 20, 1998, Simmons delivered its oral opinion to the National Board to the effect that as of such date and based upon and subject to certain matters stated therein, the Per Share Merger Consideration to be received by the Shareholders pursuant to the Merger was fair to the Shareholders from a financial point of view.

     THE FULL TEXT OF SIMMONS' WRITTEN OPINION, DATED MAY 20, 1998, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON REVIEW UNDERTAKEN, IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX II AND IS INCORPORATED HEREIN BY REFERENCE. SIMMONS' OPINION IS DIRECTED TO THE NATIONAL BOARD AND ADDRESSES THE FAIRNESS OF THE PER SHARE MERGER CONSIDERATION TO BE RECEIVED BY THE SHAREHOLDERS OF NATIONAL PURSUANT TO THE MERGER FROM A FINANCIAL POINT OF VIEW. SIMMONS' OPINION DOES NOT ADDRESS THE UNDERLYING DECISION OF NATIONAL TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE OR AS TO ANY OTHER ACTION SUCH SHAREHOLDER SHOULD TAKE IN CONNECTION WITH THE PROPOSED MERGER. THE SUMMARY OF THE OPINION OF SIMMONS SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In connection with its opinion, Simmons has, among other things, (i) reviewed certain publicly available business and financial information relating to National that it deemed to be relevant; (ii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of National; (iii) conducted discussions with members of senior management of National concerning the matters described in clauses (i) and (ii) above; (iv) reviewed the market prices and valuation multiples for the National Shares and compared them with those of certain publicly traded companies that it deemed to be relevant; (v) reviewed the results of operations of National and compared them with those of certain publicly traded companies that it deemed to be relevant; (vi) compared the proposed financial terms of the transactions contemplated by the Merger Agreement with the financial terms of certain other transactions that it deemed to be relevant; (vii) participated in certain discussions and negotiations among representatives of National and LRE; (viii) reviewed the Merger Agreement; and
(ix) reviewed such other financial studies and analyses and took into account such other matters as it deemed necessary, including its assessment of general economic, market and monetary conditions.

     In preparing its opinion, Simmons assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available, and Simmons has not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of National or been furnished with any such evaluation or appraisal. In addition, Simmons has not assumed any obligation to conduct any physical inspection of the properties or facilities of National. With respect to the financial forecast information furnished to or discussed with it by National, it has assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of National's management as to the expected future financial performance of National. Simmons' opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to it as of, May 20, 1998.

     In preparing its opinion for the National Board, Simmons performed a variety of financial and comparative analyses, including those described below. The summary of analyses performed by Simmons as set forth below does not purport to be a complete description of the analyses underlying Simmons' opinion. The presentation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial or summary description. No company or transaction used in such analyses as a comparison is identical to National, or the Merger, nor is an evaluation of the results of such analyses entirely mathematical; rather, it involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or transaction being analyzed. The estimates contained in such analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of the business or securities do not purport to be appraisals or to reflect the prices at which businesses, companies or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

     In arriving at its opinion, Simmons made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, Simmons believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create an incomplete view of the processes underlying such analyses and its opinion. In its analyses, Simmons made numerous assumptions with respect to general business, economic, market and financial conditions, as well as other matters, many of which are beyond the control of National and involve the application of complex methodologies and educated judgment.

     The following is a summary of the material analyses performed by Simmons in connection with its opinion dated May 20, 1998:

     Overview of Sale Process. Simmons reviewed with the National Board the process that resulted in the proposal by LRE to acquire all of the outstanding National Shares in the Merger. Simmons noted that in July 1997, National retained Simmons to review strategic and financial alternatives. Beginning in September of 1997, Simmons offered "Company A" an exclusive time period in which to submit a proposal for National. Company A submitted an indication of interest on October 13, 1997 for all of the outstanding National Shares at a price that was viewed by Simmons and the National Board as inadequate. Subsequently, the National Board authorized Simmons to solicit proposals from a broad group of qualified acquisition candidates.

     Simmons reported that, beginning in November 1997, it contacted 55 potential buyers. Of these 55 potential buyers, five parties submitted indications of interest on December 15, 1997. Subsequently, the National Board authorized Simmons to invite four parties to meet with management and review detailed company information. On January 27, 1998, an additional indication of interest was received which was acceptable to both Simmons and the National Board; the party was provided the same access to management and detailed company information as was provided the other four potential buyers.

     On February 17, 1998, four potential buyers submitted formal proposals to National. One proposal was submitted on behalf of a "Joint Venture" between an active buyer candidate and a party not previously involved in the process. The Joint Venture proposal was characterized as cash or stock, and the LRE proposal was characterized as all cash. The remaining two proposals submitted were significantly below the market value for the National Shares at the time of the proposal and were not further pursued. The National Board, in an interest to explore the possibility of a tax-free for-stock transaction, entered into exclusive negotiations with the Joint Venture participants. Throughout the process, LRE continued to demonstrate the strongest ongoing interest in acquiring National. When substantive progress could not be realized in negotiating a definitive agreement with the Joint Venture, the National Board authorized Simmons to engage LRE in negotiations. Simmons reported that LRE made an initial cash proposal to purchase National that placed a value of $12 per share on the Common Stock, and that, following negotiations with National and Simmons, LRE eventually increased its offer to $13 per share. On May 20, 1998, National publicly announced the definitive agreement with LRE at $13 per share.

     Discounted Cash Flow Analysis. Simmons performed discounted cash flow analyses to determine the present value of the National Shares under two primary scenarios of financial performance. The first scenario demonstrated the potential value of National in 2002, discounted to the present, utilizing the assumptions contained in National's business plan. In conjunction with National, Simmons utilized the information provided and various assumptions concerning results of operations, capital expenditures, depreciation, and changes in working capital to project unleveraged free cash flow through the year 2002. A terminal value was calculated utilizing an exit multiple between 5.0 and 6.0 times the earnings before interest, taxes, depreciation, and amortization ("EBITDA") in the year 2002. The estimated future unleveraged free cash flows and the terminal value generated in the analysis of National's operations were discounted at an after-tax rate of 10.0%. This analysis produced a reference enterprise valuation for National of approximately $60 million to $70 million.

     Simmons analyzed a second scenario demonstrating the potential value of National's unleveraged future free cash flows to a strategic buyer. In addition to the future cash flows forecasted in National's business plan, Simmons estimated future potential cost savings and future potential revenue enhancements ("Potential Synergies") relating to a potential combination of National with a strategic buyer. The Potential Synergies were adjusted for income taxes and were discounted at an after-tax rate of 10.0%. This analysis produced an additional $20 million in realizable value to a strategic buyer capable of achieving the aforementioned Potential Synergies. The reference enterprise valuation of National for a strategic buyer was approximately $80 million to $90 million.

     Analysis of Selected Publicly Traded Comparable Companies. Using publicly available information, Simmons compared selected historical stock, financial and operating ratios for National with respective corresponding data and ratios of certain similar publicly traded companies. Simmons selected two groups of companies from the universe of possible companies based upon Simmons' views as to the comparability of financial and operating characteristics of small Local Distribution Companies ("LDCs") and large Integrated Natural Gas Companies ("Integrateds") to National. With respect to each such analysis, Simmons made such comparisons among the following LDCs: Berkshire Gas Company, Chesapeake Utilities Corporation, Delta Natural Gas Company, Inc., EnergyNorth, Inc., Essex County Gas Company, Mobile Gas Service Corporation and Valley Resources, Inc. and the following Integrateds: Columbia Energy Group, Consolidated Natural Gas Company, Energen Corporation, Equitable Resources, Inc., National Fuel Gas Company, Questar Corporation and Southwestern Energy Company (collectively, the "Comparable Companies").

     With respect to the Comparable Companies and the derivation of an enterprise valuation range, the EBITDA multiple was calculated based on the last twelve months ("LTM") EBITDA results for each of the Comparable Companies. Simmons determined that the appropriate EBITDA multiple range for the LDCs was 7.0x to 9.0x and for the Integrateds was 7.0x to 8.5x. Also with respect to the LDC Comparable Companies, Simmons examined multiples of the value of the common equity to book value and net income. Simmons determined that the appropriate book value multiple range for the LDCs was 1.2x to 1.5x. Simmons determined that the appropriate LTM net income multiple range for the LDCs was 13.0x to 18.0x. Such multiples imply an enterprise valuation range for National of $65 million to $85 million.

     Because of the inherent differences among the operations of National and the selected Comparable Companies, Simmons believes that a purely quantitative comparable company analysis would not be dispositive in the context of the Merger. Simmons further believes that an appropriate use of a comparable company analysis in this instance involves qualitative judgments concerning differences among the financial and operating characteristics of National and the Comparable Companies.

     Analysis of Selected Comparable Acquisitions. Simmons also reviewed publicly available information relating to certain merger and acquisition transactions in respect of small LDCs and large Integrateds (collectively, the "Comparable Transactions"). With respect to National, Simmons examined multiples of the value of common equity and indebtedness assumed in each of the transactions to, among other measures, such acquired companies' respective EBITDA and examined multiples of the value of the common equity in each of the transactions to book value and net income. The measures EBITDA and net income consist of the latest twelve months of available financial information on the respective date of each transaction.

     Simmons examined 6 LDC transactions and 14 Integrated transactions since December 1993. For each of the Comparable Transactions, the most relevant transaction multiple analyzed for purposes of determining an enterprise valuation was the transaction value, as defined by the value of the common equity plus the liquidation value of any preferred stock plus the principal amount of any debt less cash, including proceeds of any options, divided by the LTM EBITDA. The EBITDA multiple range generated by the analysis described above was 9.0x to 11.2x for the LDCs and was 8.0x to 11.0x for the Integrateds. Also with respect to the LDC Comparable Transactions, Simmons examined multiples of the value of the common equity to book value and net income. Simmons determined that the appropriate book value multiple range for the LDCs was 1.5x to 3.5x. Simmons determined that the appropriate LTM net income multiple range for the LDCs was 17.3x to 25.4x. Such multiples imply an enterprise valuation range for National of $70 million to $100 million.

     Valuation Summary. Based on the above discussed analyses, and other factors considered, Simmons developed summary ranges of enterprise values for National of $75 to $100 million. From these enterprise valuation ranges, Simmons deducted total debt (net of cash and cash equivalents) and certain other liabilities, to arrive at equity value ("Equity Value") ranges of $57.5 million to $80.5 million. The range of Equity Value was divided by the number of shares of the Common Stock to be purchased and resulted in a range of per share value of $8.03 to $11.25.

     Other Factors and Analyses. In the course of preparing its opinion, Simmons performed certain other analyses and reviewed certain other matters, including, among other things, the trading characteristics of the Common Stock.

     Simmons is an internationally recognized investment banking firm and, as part of its investment banking business, is regularly engaged in the valuation of business and securities in connection with mergers and acquisitions. The National Board selected Simmons as its exclusive financial advisor because of Simmons' experience and expertise.

     Pursuant to the terms of Simmons' engagement, National has agreed to pay Simmons for its financial advisory services in connection with the Merger as follows: (i) a financial advisory fee of $25,000 payable on the date of the engagement; (ii) a fee of $25,000 payable on the date that Simmons commenced marketing National; and (iii) a transaction fee of approximately $1,400,000 (to be paid on closing of the Merger). As of the date hereof, National has paid Simmons $50,000 of such fees. In addition, National has agreed to reimburse Simmons for its out-of-pocket expenses, including the fees and expenses of its legal counsel, and to indemnify Simmons against certain liabilities, or to contribute to payments Simmons may be required to make in respect thereof.

                                   THE MERGER

     The discussion in this Proxy Statement of the Merger and the Merger Agreement and the summary of the Merger Agreement's principal terms are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement as Annex I and which is incorporated herein by reference. The following summary of the Merger Agreement does not modify or supplement the terms of the Merger Agreement.

GENERAL

     Following the approval and adoption of the Merger Agreement by the holders of National Shares, and the satisfaction or waiver of certain other conditions, Acquisition Co. will be merged with and into National, with National as the surviving corporation, and the separate existence of Acquisition Co. shall cease. As a result of the Merger, the Articles of Incorporation of National will be amended to change National into a nonprofit corporation. National, as the surviving corporation in the Merger, will continue its corporate existence under the laws of the State of Ohio as a nonprofit corporation the sole member of which will be LRE. Shareholders will cease to have any rights as shareholders of National, including rights to participate in dividends or appreciation in the price of the National Shares, except rights, if any, as Dissenting Shareholders. Except as aforesaid, at and after the Effective Date of the Merger, each Shareholder will have the right to receive $13.00 in cash, without interest, for each outstanding National Share held by such Shareholder immediately prior to the Effective Date (except National Shares held by Dissenting Shareholders), subject to any required withholding of taxes.

EFFECTIVE DATE

     The Merger will become effective at the close of business on the date of the filing by National and Acquisition Co. of a Certificate of Merger with the Secretary of State of Ohio. The filing of the Certificate of Merger is expected to be made as promptly as practicable after satisfaction or waiver of the conditions contained in the Merger Agreement, including the receipt of all necessary regulatory approvals. See " -- The Merger Agreement -- Conditions to the Merger" and " -- Regulatory Matters."

THE MERGER AGREEMENT

     Conditions to the Merger. Article V of the Merger Agreement provides that the respective obligations of each party to effect the Merger are subject to the fulfillment or waiver of each of the conditions set forth below:

          (i) The National Shareholders shall have adopted the Merger Agreement;

          (ii) The Merger shall not be prohibited by any order, decree or injunction issued by a court of competent jurisdiction;

          (iii) Any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") shall have expired or terminated;

          (iv) All necessary approvals, consents, ratifications or other authorizations of nongovernmental bodies ("Consents") and of any court or governmental authority, including the PUCO ("Governmental Authorizations"), shall have been obtained;

          (v) The parties shall have performed in all material respects their respective obligations under the Merger Agreement;

          (vi) The representations and warranties of the parties shall be true in all material respects;

          (vii) The parties shall have received opinions of counsel regarding the legality of the Merger; and

          (viii) Simmons shall not have withdrawn its opinion as to the fairness of the Per Share Merger Consideration.

     Termination. The Merger Agreement provides that the Merger Agreement may be terminated and the Merger abandoned at any time prior to the Closing Time:

          (i) by the written mutual consent of National and Acquisition Co.;

          (ii) by either National or Acquisition Co. if the Merger shall not have been consummated by December 31, 1998;

          (iii) by National (a) if the National Board, upon advice of outside counsel, shall have withdrawn its approval or recommendation of the Merger Agreement or (b) if Simmons withdraws its opinion as to the fairness of the Per Share Merger Consideration; or

          (iv) by Acquisition Co. (a) if the National Board shall have withdrawn or modified in a manner adverse to Acquisition Co. its approval or recommendation of the Merger Agreement or (b) if there is any pending litigation, or any judgment, injunction, decree or other order of any Governmental Body, which could reasonably be expected to result in a material delay in the completion of the Merger or materially interfere with the use, operation or management of the business of National after the Merger.

     If the Merger Agreement is validly terminated by National or Acquisition Co. as set forth above, the Merger Agreement will forthwith become null and void and there will be no liability or obligation on the part of either National or Acquisition Co. in respect of the Merger Agreement, except that the provisions of Section 4.8 (relating to the Confidentiality Agreement discussed below),
Section 4.10 (relating to the payment of costs and expenses), Section 6.3 (which provides for the Termination Fee discussed below) and Section 6.4 (which provides for the Escrow discussed below) shall continue to apply after such termination.

     The Escrow. Acquisition Co. has deposited $2,000,000 with National City Bank, as Escrow Agent. In the event the Merger is not consummated because of a failure to obtain the necessary approvals of the PUCO, or because of pending litigation or the issuance of any judgment, injunction, order or decree, which is due, in whole or in part, to LRE's proposal to convert National to cooperative form, then the $2,000,000 is payable to National. In the event the Merger is not consummated because of a failure to obtain the necessary approvals of the PUCO, or because of pending litigation or the issuance of any judgment, injunction, order or decree, which is not attributable in any way to LRE's proposal to convert National to cooperative form and/or National's proposed abandonment of regulated utility service, then the $2,000,000 is payable to Acquisition Co.

     The $2,000,000 is also payable to Acquisition Co. in the event:

          (i) The National Shareholders fail to adopt the Merger Agreement;

          (ii) National fails to perform its obligations under the Merger Agreement in any material respect;

          (iii) The representations and warranties of National are untrue in any material respect;

          (iv) National fails to obtain any Consent required to be obtained by it;

          (v) Acquisition Co. does not receive an opinion of National's counsel regarding the legality of the Merger;

          (vi) The Merger Agreement is terminated as contemplated by subparagraphs (i), (iii) or (iv)(a) under Termination above or National shall be obligated to pay the Termination Fee described below; or

          (vii) National shall wrongfully refuse to consummate the Merger.

     The $2,000,000 is also payable to National in the event that:

          (i) The Merger is not consummated for any reason other than as set forth in subparagraphs (i) through (vi) above;

          (ii) The waiting period under the HSR Act shall not have expired or terminated;

          (iii) Acquisition Co. fails to perform its obligations under the Merger Agreement in any material respect;

          (iv) The representations and warranties of Acquisition Co. are untrue in any material respect;

          (v) Acquisition Co. fails to obtain any Consent required to be obtained by it;

          (vi) National does not receive an opinion of Acquisition Co.'s counsel regarding the legality of the Merger; or

          (vii) Simmons withdraws its opinion as to the fairness of the Per Share Merger Consideration.

     No Solicitation. The Merger Agreement provides that National (and its directors, officers, employees, representatives, investment bankers, agents and affiliates) shall not, directly or indirectly, initiate contact with, solicit or encourage submission of inquiries, proposals or offers by, or participate in discussions with, or disclose information concerning National to, or furnish access to National's properties, books or records to, or otherwise take any action to assist any third party in connection with any possible proposal regarding a sale or acquisition of any equity interest in National, or a merger, consolidation or business combination involving National, or the liquidation or reorganization of National, or the sale of all or substantially all of National's assets, or any similar transaction (each, an "Acquisition Proposal"). Notwithstanding the foregoing, in the event of an unsolicited bona fide Acquisition Proposal for National, National may furnish information to, furnish access to National's properties, books or records to, and consider an Acquisition Proposal by, a third party if the National Board has been advised in writing by outside legal counsel to National that such actions are required by the fiduciary duties of the National Board. National must notify Acquisition Co. of any inquiry or proposal made, or information or access requested in connection with, an Acquisition Proposal and must immediately communicate to Acquisition Co. and LRE the terms and conditions thereof.

     Termination Fee. Section 6.3 of the Merger Agreement provides that, in the event (i) an Acquisition Proposal is approved by the National Shareholders or
(ii)(a) an Acquisition Proposal is received, (b) the National Board (1) fails to recommend to the Shareholders that they vote in favor of the adoption of the Merger Agreement, (2) withdraws such recommendation previously made or (3) fails to solicit proxies to adopt the Merger Agreement and (c) the Merger Agreement is rejected by the vote of the Shareholders, then National shall pay $2,000,000 in cash to Acquisition Co. as liquidated damages (the "Termination Fee").

PAYMENT FOR SHARES

     In order to receive the Per Share Merger Consideration to which the Shareholders will be entitled as a result of the Merger, each Shareholder will be required to surrender the stock certificate or certificates or other satisfactory evidence representing such Shareholder's National Shares to the Disbursing Agent.

     As soon as practicable after the Effective Date, the Disbursing Agent will make available to all Shareholders all documents necessary to be presented to the Disbursing Agent which, together with the certificates or other satisfactory evidence representing the National Shares, will entitle such Shareholders to receive the payments required to be made for their National Shares. Each holder of a certificate or certificates for National Shares will be entitled to receive, upon surrender to the Disbursing Agent of the certificate or certificates for cancellation and subject to any required withholding of taxes, the aggregate amount of cash into which the common shares previously represented by such certificate or certificates will have been converted in the Merger. Until surrendered to the Disbursing Agent, each certificate (other than certificates evidencing shares held by Dissenting Shareholders) which immediately prior to the Effective Date represented National Shares will be deemed for all corporate purposes to evidence only the right to receive upon such surrender the aggregate amount of cash into which the National Shares represented thereby will have been converted, subject to any required withholding of taxes. With respect to backup withholding, see "Federal Income Tax Consequences of the Merger." No interest will accrue or be paid on the cash payable upon the surrender of the certificate or certificates.

     The stock transfer books of National with respect to the National Shares will be closed on the Effective Date of the Merger and National's Shareholders of record as of that date will be the Shareholders entitled to receive cash in exchange for their National Shares. In the event of a transfer of ownership of National Shares which is not registered in the transfer records of National, cash in the proper amounts may be paid and delivered to a transferee upon surrender of the certificate or certificates respecting such National Shares to the Disbursing Agent, accompanied by all documents required to evidence and effect such transfer and by any applicable stock transfer taxes.

     Instructions with regard to the surrender of certificates will be forwarded to Shareholders as promptly as practicable after the Effective Date. Shareholders should surrender certificates for National Shares only after receiving instructions with regard thereto. SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

SOURCE AND AMOUNT OF FUNDS

     The total amount of funds required by Acquisition Co. to effect the Merger, to pay outstanding indebtedness and to pay related fees and expenses is estimated to be approximately $115,000,000. National Rural Utilities Cooperative Finance Corporation, a bank formed by the nation's cooperatives to fund the growth and maintenance of the cooperative system, has issued a commitment letter to LRE indicating that it will lend up to $125,000,000 to finance the acquisition of National and certain other possible transactions, all subject to certain conditions, including obtaining necessary regulatory approvals. Upon the satisfaction of these conditions and the consummation of such financing, Acquisition Co. will have sufficient financial resources to enable Acquisition Co. to effect the Merger, to pay outstanding indebtedness and to pay related fees and expenses.

PROPOSED CONVERSION OF NATIONAL TO A COOPERATIVE

     Immediately following the consummation of the Merger, LRE intends to convert National into a "single member cooperative," with LRE as its sole member. National will then convert three of its four subsidiaries into single member cooperatives, with National as the sole member. NGO Development Corporation, the remaining for profit subsidiary of National, will reorganize its three divisions into one cooperative and two for-profit corporations. The customers of the former National operating subsidiaries that are to be converted into cooperatives will automatically become members of LRE, the parent company of the combined LRE/National cooperative.

     The members of the cooperative elect the Board of Trustees, which manages the cooperative for the benefit of the consumer/members and elects the officers of the cooperative. Each consumer/member of LRE will have one vote for the election of trustees on all other matters coming before the members for a vote, regardless of the number of different services received by the member or the amount of that person's usage of such services. A natural gas customer who is already a member of LRE by virtue of being an electricity consumer of LRE, or any other person who is a consumer of any two or more of the businesses of the combined LRE/National, will have only one vote.

     A cooperative is a nonprofit entity owned by and operated for the benefit of its consumer/members. Any surplus that the cooperative takes in over and above its expenses or operating costs in a given year is assigned back to its members in the form of capital credits. When the Board of Trustees determines that the cooperative is in a financial position to do so, these credits are refunded to the members in cash.

     The economic benefits to the members of their ownership of the cooperative will be divided on the basis of the various businesses of the combined cooperative and allocated on the basis of "patronage" or usage. For example, surpluses from the electricity business will be allocated among the members who are electric consumers on the basis of their respective usage, and surpluses from the natural gas distribution business will be allocated among the members who are consumers of that business.

     There will be no interruption of service to National's customers. Furthermore, LRE has committed that it will not change natural gas rates for residential customers for at least one year. It is anticipated that there will be very little change in the management or employees of National, although, as a subsidiary of LRE, the operations of National will be subject to the overall supervision of the management and Board of Trustees of LRE. LRE expects to retain most of the technical staff of National.

     None of the current service offerings of National will be withdrawn. In particular, LRE is committed to retaining the Percentage of Income Payment Plan ("PIPP") program. All of the services which are currently offered to LRE consumers will also be offered to the natural gas customers. Some of the additional services which will be available to National customers include: home energy audits; consultation and information on home insulation, wiring and energy usage; dual fuel program which provides for discounts on electricity where a heat pump is used with natural gas; energy efficient appliance discounts; energy bill analysis; and cooking and safety educational programs.

     LRE plans to retain its offices in Utica as well as National's facilities in Newark. Therefore, all of the benefits of receiving service from a locally operated utility will be realized. LRE has been, and will continue to be, responsive to the communities which it serves. It intends to extend its community-based educational opportunities and outreach programs, which include tours of facilities as well as youth scholarships.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Transition Program. National previously adopted the Transition Program providing for severance payments to any employee of National (i) whose employment with National is terminated by National for any reason in anticipation of or within two years following a "Change in Control" such as the Merger or (ii) who voluntarily terminates his or her employment with National within two years following a "Change in Control" and subsequent reduction in such employee's position, compensation, benefits or perquisites or relocation of such employee to a location more than 25 miles from the principal offices of National. To determine the amount of each severance payment, employees are divided into three classes:

     - "Level 1 Employees" are the following officers of National: Karl R. Bletzacker, Vice President; Gordon M. King, Vice President; Patrick D. McGonagle, Controller; Patrick J. McGonagle, President and Chief Executive Officer and a Director; Todd P Ware, Vice President, Chief Financial Officer and Secretary; and Daniel S. McVey, Vice President. The severance payment for each Level 1 Employees is equal to twelve months' of such employee's regular salary.

     - "Level 2 Employees" are eleven key employees who are not officers of National. The severance payment for each Level 2 Employees is equal to three weeks' of such employee's regular salary for each year of service with National but in no event less than three weeks' regular salary nor more than twelve months' regular salary.

     X "Level 3 Employees" are all other eligible employees. The severance payment for each Level 3 Employees is equal to three weeks' of such employee's regular salary for each year of service with National but in no event less than three weeks' regular salary nor more than twelve months' regular salary.

     Under the Transition Program, each Level 1 Employees is entitled to receive a lump sum payment from National as a "Transaction Bonus" upon consummation of the Merger as follows:

                      LEVEL 1 EMPLOYEE                        TRANSACTION BONUS
                      ----------------                        -----------------
Karl R. Bletzacker..........................................      $ 80,000
Gordon M. King..............................................      $ 60,000
Patrick D. McGonagle........................................      $ 60,000
Patrick J. McGonagle........................................      $100,000
Todd P. Ware................................................      $ 60,000
Daniel S. McVey.............................................      $ 60,000

     In addition, under the Transition Program, each Level 2 Employees is entitled to receive a lump sum payment from National as a Stay-Put Bonus upon consummation of the Merger.

     Officers' and Directors' Insurance; Indemnification. The Merger Agreement provides that, for a period of four years after the Effective Date, Acquisition Co. shall, or shall cause the surviving corporation to, maintain in effect policies of directors' and officers' liability insurance having at least the same coverage and containing terms and conditions which are no less favorable to the persons currently covered by such policies. Acquisition Co. will cause the Articles of Incorporation and Regulations of the surviving corporation to contain indemnification provisions at least as favorable as now provided in the Articles of Incorporation and Regulations of National.

CONFIDENTIALITY AGREEMENT

     National and LRE have entered into a Confidentiality Agreement dated February 12, 1998 (the "Confidentiality Agreement"). The Confidentiality Agreement provides that LRE, and its directors, officers, employees, agents, attorneys, accountants, consultants, bankers and financial and other advisors ("Representatives"), will keep confidential any information concerning National which has been or will be furnished to LRE or its Representatives by or on behalf of National. In the event the Merger is not consummated, LRE must destroy or return to National all confidential materials delivered to it or its Representatives, and LRE and its Representatives will continue to be bound by the obligations of the Confidentiality Agreement until February 12, 2000. In addition, in the event the Merger is not consummated, LRE and its affiliates must not attempt to employ any of the current officers or employees of National without the prior written consent of National. The Confidentiality Agreement includes "standstill" provisions which provide that neither LRE nor any of its affiliates will (i) acquire or offer to acquire any National Shares, (ii) participate in any solicitation of proxies with respect to the National Shares,
(iii) submit, or attempt to induce another to submit, to National any proposals for inclusion in any proxy materials, (iv) make any public proposal requiring disclosure by National or (v) otherwise seek to influence or control in any manner whatsoever the management or policies of National.

REGULATORY MATTERS

     Public Utilities Commission of Ohio. National is regulated by the PUCO. As a cooperative, LRE is not regulated by the PUCO. On July 14, 1998, National and LRE filed a joint application to the PUCO for approval of the conversion of National to a cooperative form as contemplated by LRE immediately following the consummation of the Merger. See "The Merger -- Proposed Conversion of National to a Cooperative." Upon conversion to a cooperative, National will no longer be regulated as a public utility by the PUCO. This application is still pending as of the date of this Proxy Statement. Under the terms of the Merger Agreement, LRE specifically assumed the risk of a failure to obtain PUCO approval of the conversion of National to a cooperative and, accordingly, if the PUCO disapproves the application, or if PUCO approval is not obtained on or before

December 31, 1998, the Merger would be abandoned and National would be entitled to retain the $2,000,000 held in escrow. See "The Merger -- The Merger Agreement -- The Escrow."

     HSR Act. The Merger is subject to the HSR Act, which provides that certain Merger transactions may not be consummated unless certain required information is filed with the Antitrust Division of the Department of Justice and the Federal Trade Commission and certain waiting period requirements have been satisfied. On July 28, 1998, Acquisition Co. and National each filed a Pre-Merger Notification and Report Form with respect to the Merger. The waiting period requirements under the HSR Act will expire on August 27, 1998. The waiting period may be extended if additional information is requested or may expire sooner if early termination of the waiting period is granted.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The receipt of cash for National Shares pursuant to the Merger or pursuant to the exercise of statutory dissenters' rights will be a taxable transaction for Federal income tax purposes to Shareholders receiving such cash (and may be a taxable transaction for state, local and foreign tax purposes as well). A holder of National Shares will recognize gain or loss measured by the difference between such Shareholder's tax basis for the National Shares owned by him at the time of the Merger and the amount of cash received therefor. Such gain or loss will be capital gain or loss if the National Shares are capital assets in the hands of such Shareholder and will be long-term capital gain or loss if such Shareholder's holding period is more than one year. Long-term gain of a Shareholder who is an individual is generally subject to a maximum rate of 28% if the shares have been held for more than one year and not more than 18 months, and the maximum rate of 20% if the shares have been held for more than 18 months. The foregoing discussion may not be applicable to a holder of National Shares who acquired his shares pursuant to the exercise of an employee stock option or otherwise as compensation.

     The cash payments due to the holder of National Shares upon the exchange of such National Shares pursuant to the Merger or the exercise of dissenters' rights (other than certain exempt persons or entities, such as corporations) will be subject to "backup withholding" for Federal income tax purposes unless certain requirements are met. Under Federal law, the Disbursing Agent (or National in the case of Dissenting Shareholders) must withhold 31% of the cash payments to holders of National Shares to whom backup withholding applies. To avoid backup withholding, a holder of National Shares must provide the Disbursing Agent (or National in the case of Dissenting Shareholders) with his taxpayer identification number and complete a form in which he certifies that he has not been notified by the Internal Revenue Service that he is subject to backup withholding as a result of a failure to report all interest and dividends. The taxpayer identification number of an individual is his Social Security number.

     No ruling has been or will be requested from the Internal Revenue Service as to any of the tax effects of the Merger discussed in this Proxy Statement, and no opinion of counsel has or will be rendered with respect to any of the tax effects to Shareholders of the Merger.

     THE FOREGOING IS ONLY A GENERAL DESCRIPTION OF CERTAIN OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES, UNDER PRESENT LAW, OF THE MERGER TO NATIONAL'S SHAREHOLDERS, WITHOUT CONSIDERATION OF THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH SHAREHOLDER'S SITUATION. NO INFORMATION IS PROVIDED HEREIN AS TO THE POSSIBLE EFFECT, IF ANY, OF PROPOSED CHANGES IN THE FEDERAL TAX LAW OR AS TO THE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS. EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER.

ACCOUNTING TREATMENT

     The Merger will be accounted for under the "purchase" method of accounting.

RIGHTS OF DISSENTING SHAREHOLDERS

     The rights and remedies of Shareholders whose National Shares are not voted in favor of the Merger are set forth in Section 1701.85 of the Ohio Revised Code (the text of which is included as Annex III to this Proxy Statement). The following summary of Section 1701.85 is not intended to be complete and is qualified in its entirety by reference to the full text of Annex III. It is recommended that each Shareholder having questions in respect of his or her rights under the statute consult with his or her legal counsel.

     Section 1701.85 provides, in effect, that a Shareholder whose shares are not voted in favor of the Merger is entitled, if the Merger is consummated, to be paid the fair cash value of the Shares held of record by the Shareholder on the Record Date, if the Shareholder serves a written demand therefor on National on or before the 10th day following the Shareholders' vote authorizing the Merger and if the Shareholder otherwise complies with Section 1701.85. Any such demand must specify the Shareholder's name and address, the number of Shares as to which relief is sought and the amount claimed by the Shareholder as the fair cash value thereof. If National and any Shareholder cannot agree upon the fair cash value of such National Shares, National or the Shareholder may, within three months after the service of the written demand by the Shareholder, file or join in a petition in the Court of Common Pleas of Licking County, Ohio, for a determination of the fair cash value thereof.

     The fair cash value of a National Share for the purposes of Section 1701.85 is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a National Share exceed the amount specified in the demand of the particular Shareholder. Fair cash value is determined as of the day prior to the date on which the vote of the Shareholders authorizing the Merger is taken and excludes any appreciation or depreciation in market value resulting from the proposed Merger.

     Failure to vote against the Merger will not constitute a waiver of a Shareholder's rights under Section 1701.85. Neither voting against the Merger nor abstaining from voting will constitute a written demand as required by that statute. The rights of a Dissenting Shareholder to be paid the fair cash value of his or her shares will terminate (i) if the Merger is not consummated, (ii) if the Shareholder fails to serve a timely and appropriate written demand upon National, (iii) if the Shareholder does not, upon request of National, make timely and appropriate surrender of the certificates evidencing the shares for endorsement thereon of a legend to the effect that demand for the fair cash value of such shares has been made, (iv) if the demand is withdrawn with the consent of the directors of National or (v) if National and the Dissenting Shareholder shall not have agreed upon the fair cash value of such shares and National has not filed, or such Shareholder has not filed or joined in, an appropriate petition in the Court of Common Pleas of Licking County, Ohio, for an appraisal of the fair cash value of such National Shares within three months.

                             CERTAIN RELATIONSHIPS

     Except as set forth in this Proxy Statement, neither Acquisition Co. nor any of its affiliates has any contract, arrangement, understanding or relationship with any other person with respect to any securities of National, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any securities of National, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies. Except as set forth in this Proxy Statement, neither Acquisition Co. nor any of its affiliates has had, since January 1, 1996, any material business relationships or transactions with National or any of its executive officers, directors or affiliates that would require reporting under the rules of the Commission. Except as set forth in this Proxy Statement, since January 1, 1996, there have been no contacts, negotiations or transactions between Acquisition Co. or its affiliates and National or its affiliates, concerning a merger, consolidation or acquisition, tender offer or other acquisition of securities, election of directors or a sale or other transfer of a material amount of assets.

                          DIVIDENDS AND MARKET PRICES
                               OF NATIONAL SHARES

     The National Shares are listed and traded on the American Stock Exchange under the symbol "AMEX:NLG." The table below sets forth, for the quarters indicated, the high and low prices of National Shares, as reported on the American Stock Exchange and the quarterly per share cash dividends paid to the holders of National Shares.

                                                               PRICE OF
                                                               NATIONAL       DIVIDENDS
                                                                SHARES       DECLARED PER
                                                              -----------      NATIONAL
                                                              HIGH    LOW       SHARE
                                                              ----    ---    ------------
Year ended December 31, 1996:
  First Quarter.............................................   10      9 1/8     .06
  Second Quarter............................................   10 1/4  8 7/16     .06
  Third Quarter.............................................   10 1/4  9 1/16     .06
  Fourth Quarter............................................   10 1/8  8 11/16     .06
Year ended December 31, 1997:
  First Quarter.............................................    9 1/4  8 7/8     .06
  Second Quarter............................................    9 1/16  7 13/16     .06
  Third Quarter.............................................   12      8 3/4     .06
  Fourth Quarter............................................   13 3/4 10 7/8     .06
Year ending December 31, 1998
  First Quarter.............................................   12      9 5/8     .06
  Second Quarter............................................   12 3/4 10         .06
  Third Quarter (through July 22)...........................  12 1/4  11 15/16     -0-

     On May 20, 1998, the last full trading day prior to the announcement by Acquisition Co. and National that they had entered into the Merger Agreement, the closing price of the National Shares, as reported on the American Stock Exchange, was $12.125 per share. The closing price of the National Shares on July 22, 1998, the most recent date prior to the printing of this Proxy Statement, was $12 1/8 per share.

                    BENEFICIAL OWNERSHIP OF NATIONAL SHARES

     The following table sets forth, as of the Record Date, certain information with respect to the only persons known to National to be the beneficial owner of more than 5% of the outstanding National Shares:

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

NAME AND ADDRESS OF    SOLE VOTING &     SHARED VOTING &
  BENEFICIAL OWNER    INVESTMENT POWER   INVESTMENT POWER   PERCENT OF CLASS
-------------------   ----------------   ----------------   ----------------
The Trust Company of
New Jersey
Jersey City, NJ           633,485(1)           -0-                8.85%
Dimensional Fund
Advisors Inc.
Santa Monica, CA          429,728(2)           -0-                6.00%

---------------

(1) Information provided on a Schedule 13G dated March 5, 1998, by The Trust Company of New Jersey, which holds the shares as Trustee for two pension plans. The Trust Company of New Jersey certifies the shares were acquired in the ordinary course of business and were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of National.

(2) Information provided by Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, on a Schedule 13G dated February 13, 1997, adjusted to reflect the two percent (2%) stock dividend on December 22, 1997. These National Shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such National Shares.

     The following table sets forth, as of the Record Date, certain information with respect to the National Shares beneficially owned by National's directors and by all directors and executive officers as a group:

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                                 SOLE VOTING &      SHARED VOTING &
                     NAME                       INVESTMENT POWER    INVESTMENT POWER    PERCENT OF CLASS
                     ----                       ----------------    ----------------    ----------------
Alan A. Baker.................................          359               2,101                (1)
James H. Cameron..............................      208,496              82,098(2)            4.06%
David C. Easley...............................        6,521(3)                0                (1)
Richard O. Johnson............................      164,765                   0               2.30%
Patrick J. McGonagle..........................        2,385(4)               45(5)             (1)
M. Howard Petricoff...........................          973               1,865                (1)
Graham R. Robb................................        4,804                   0                (1)
Thomas E. Stewart.............................        1,050                   0                (1)
William H. Sullivan, Jr.......................       59,494(6)           23,181(7)            1.16%
All directors and executive officers as a
  group
  (14 persons)................................      452,631(8)          109,557(9)            8.60%

---------------

(1) Less than 0.2%.

(2) Owned by Mr. Cameron's wife or by Mr. and Mrs. Cameron as Joint Tenants.

(3) Does not include 332,514 shares as to which Mr. Easley holds a proxy to vote, which share are beneficially owned by a family partnership in which Mr. Easley's wife is a partner.

(4) Includes 1,799 shares held in trust under National's Salary Deferral Plan.

(5) Shares held in trust under National's Salary Deferral Plan.

(6) Includes shares held by Mr. Sullivan as Guardian for his brother.

(7) Includes shares held by Mr. Sullivan as Trustee for various members of his family.

(8) Includes 5,011 shares held in trust under National's Salary Deferral Plan.

(9) Includes 45 shares held in trust under National's Salary Deferral Plan.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP served as National's independent public accountants for the fiscal year ended December 31, 1997. Representatives of PricewaterhouseCoopers LLP are expected to attend the Special Meeting and will have the opportunity to make a statement if they desire to do so. They will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     If the Merger is consummated, the 1999 Annual Meeting of Shareholders of National will not occur. If, but only if, the Merger is not consummated, proposals submitted for inclusion in National's proxy statement and form of proxy relating to the 1999 Annual Meeting of Shareholders must be received by the Secretary not later than December 15, 1998. All such proposals must comply with Rule 14a-8 promulgated by the Commission under the Exchange Act.

                                 OTHER MATTERS

     As of this date, management does not know of any matters, other than those stated above, which are to be presented at the meeting. If, however, any other matters should be properly brought before the meeting, it is the intention of the persons named in the enclosed proxy, to vote the shares represented thereby in accordance with their best judgment.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents previously filed with the Commission by National (File No. 1-8223) pursuant to the Exchange Act are specifically incorporated herein by reference:

          (i) National's Annual Report on Form 10-K for the year ended December 31, 1997 ("National 1997 10-K");

          (ii) National's Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 1998; and

          (iii) All other reports filed by National with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1997.

     All documents filed by National with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be part of this Proxy Statement from the date of the filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     National hereby undertakes to provide without charge to each person, including each beneficial owner, to whom a copy of this Proxy Statement has been delivered, upon the written or oral request of such person, by first class mail within one day of receipt of such request, a copy of any or all of the information filed by it that has been incorporated by reference in this Proxy Statement (not including exhibits to the information that is incorporated by reference herein unless such exhibits are specifically incorporated by reference in such information). Requests for such information should be directed to National at 1500 Granville Road, P.O. Box 4970, Newark, Ohio 43058-4970,
Attention: Todd P. Ware (telephone number (740) 344-2102).

                                                                         ANNEX I

                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

                            DATED AS OF MAY 20, 1998

                                 BY AND BETWEEN

                              LRE ACQUISITION CO.

                                      AND

                           NATIONAL GAS & OIL COMPANY

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
PREAMBLE....................................................................   I-1
ARTICLE I -- THE MERGER.....................................................   I-1
  SECTION 1.1   The Merger..................................................   I-1
  SECTION 1.2   Effective Date..............................................   I-1
  SECTION 1.3   Closing.....................................................   I-1
  SECTION 1.4   Effect of the Merger........................................   I-1
  SECTION 1.5   Conversion of Securities....................................   I-1
  SECTION 1.6   Surrender...................................................   I-2
  SECTION 1.7   Dissenters' Rights..........................................   I-3
  SECTION 1.8   Articles of Incorporation; Code of Regulations..............   I-3
  SECTION 1.9   Directors and Officers......................................   I-3
  SECTION 1.10  Conversion of Subsidiaries to Cooperatives..................   I-3
ARTICLE II -- REPRESENTATIONS AND WARRANTIES OF PURCHASER...................   I-3
  SECTION 2.1   Organization................................................   I-3
  SECTION 2.2   Authority Relative to this Agreement........................   I-3
  SECTION 2.3   Consents; No Violation......................................   I-4
  SECTION 2.4   Litigation..................................................   I-4
  SECTION 2.5   Investigation by Purchaser..................................   I-4
  SECTION 2.6   Disclosure Documents........................................   I-4
ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY................   I-4
  SECTION 3.1   Organization and Qualification..............................   I-4
  SECTION 3.2   Authority Relative to this Agreement........................   I-5
  SECTION 3.3   Capitalization..............................................   I-5
  SECTION 3.4   Consents; No Violation......................................   I-6
  SECTION 3.5   SEC Reports; Financial Statements...........................   I-6
  SECTION 3.6   Title to Properties; Encumbrances...........................   I-6
  SECTION 3.7   Absence of Certain Changes..................................   I-6
  SECTION 3.8   Brokers.....................................................   I-7
  SECTION 3.9   Absence of Undisclosed Liabilities..........................   I-7
  SECTION 3.10  Tax Matters.................................................   I-7
  SECTION 3.11  Trade Names and Rights......................................   I-9
  SECTION 3.12  Labor Matters...............................................   I-9
  SECTION 3.13  Benefit Plans...............................................   I-9
  SECTION 3.14  Compliance with Law.........................................  I-10
  SECTION 3.15  Environmental Laws..........................................  I-10
  SECTION 3.16  Litigation..................................................  I-11
  SECTION 3.17  Required Vote of Company Shareholders.......................  I-11
  SECTION 3.18  Information.................................................  I-11
  SECTION 3.19  Opinion of Financial Advisor................................  I-11
  SECTION 3.20  Contracts; No Defaults......................................  I-11
  SECTION 3.21  Engineering Reports.........................................  I-12
  SECTION 3.22  Certain Other Oil and Gas Reserve Information...............  I-13

                                                                              PAGE
                                                                              ----
ARTICLE IV -- COVENANTS.....................................................  I-14
  SECTION 4.1   No Solicitation of Transactions.............................  I-14
  SECTION 4.2   Interim Operations..........................................  I-14
  SECTION 4.3   Access and Information......................................  I-16
  SECTION 4.4   Certain Filings, Consents and Arrangements..................  I-16
  SECTION 4.5   Special Shareholders' Meeting...............................  I-16
  SECTION 4.6   Proxy Statement.............................................  I-16
  SECTION 4.7   Best Efforts................................................  I-16
  SECTION 4.8   Confidentiality.............................................  I-17
  SECTION 4.9   Officers' and Directors' Liability Insurance;
                Indemnification.............................................  I-17
  SECTION 4.10  Fees and Expenses...........................................  I-17
ARTICLE V -- CONDITIONS.....................................................  I-17
  SECTION 5.1   Conditions to the Obligations of Purchaser and the
                Company.....................................................  I-17
  SECTION 5.2   Conditions to the Obligation of the Company.................  I-17
  SECTION 5.3   Conditions to the Obligation of Purchaser...................  I-18
ARTICLE VI -- TERMINATION...................................................  I-18
  SECTION 6.1   Termination.................................................  I-18
  SECTION 6.2   Effect of Termination.......................................  I-19
  SECTION 6.3   Termination Fee.............................................  I-19
  SECTION 6.4   Escrow Agreement............................................  I-19
ARTICLE VII -- MISCELLANEOUS................................................  I-20
  SECTION 7.1   Certain Definitions.........................................  I-20
  SECTION 7.2   Survival of Representations and Warranties..................  I-22
  SECTION 7.3   Amendments..................................................  I-22
  SECTION 7.4   Waivers.....................................................  I-22
  SECTION 7.5   Successors and Assigns......................................  I-22
  SECTION 7.6   Governing Law...............................................  I-22
  SECTION 7.7   Notices.....................................................  I-22
  SECTION 7.8   Counterparts................................................  I-23
  SECTION 7.9   Severability................................................  I-23
  SECTION 7.10  Publicity...................................................  I-23

                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

     THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION (this "Agreement") is entered into as of May 20, 1998, by and between LRE ACQUISITION CO. ("Purchaser"), an Ohio for profit corporation and a wholly owned subsidiary of Licking Rural Electrification, Inc., an Ohio nonprofit corporation ("Parent"), and NATIONAL GAS & OIL COMPANY, an Ohio corporation (the "Company").

                                    PREAMBLE

     The Boards of Directors of Purchaser and the Company have each determined that it is advisable to enter into a business combination pursuant to which Parent, through Purchaser, will acquire by merger for cash the entire equity interest in the Company.

     Accordingly, in consideration of the premises and the mutual covenants, representations and warranties herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1 The Merger. On the Effective Date (as defined in Section 1.2) and subject to the terms and conditions contained herein, Purchaser shall be merged with and into the Company (the "Merger") (Purchaser and the Company constituting together the "Constituent Corporations"), in accordance with the applicable provisions of the laws of the State of Ohio, and the separate existence of Purchaser shall thereupon cease, and the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Ohio.

     SECTION 1.2 Effective Date. As promptly as practicable after satisfaction or waiver of the applicable conditions set forth in Article V hereof, the parties hereto will cause an appropriate certificate of merger (the "Certificate of Merger"), in such form as shall be required by, and executed in accordance with, the relevant provisions of Chapter 1701 of the Ohio Revised Code (the "OGCL"), to be filed with the Secretary of State of the State of Ohio. The Merger shall become effective on the date of the filing of the Certificate of Merger unless another date is expressly set forth in the Certificate of Merger, and such date at which the Merger shall become effective is hereinafter referred to as the "Effective Date."

     SECTION 1.3 Closing. Unless this Agreement shall have been terminated and abandoned pursuant to Article VI and subject to the satisfaction or, to the extent permitted hereunder, waiver of the conditions set forth in Article V, the closing of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article V, at the offices of Vorys, Sater, Seymour and Pease LLP, 52 East Gay Street, Columbus, Ohio, unless another date or place is agreed to in writing by the Company and Purchaser. The parties agree to use their best efforts to cause the closing of the Merger to occur prior to October 31, 1998.

     SECTION 1.4 Effect of the Merger. At the Effective Date, the effect of the Merger shall be as provided in the applicable provisions of the OGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Date, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.5 Conversion of Securities. At the Effective Date:

          1.5.1 Each of the Common Shares, with a par value of $1.00 per share, of the Company (the "Shares") issued and outstanding immediately prior to the Effective Date (other than any Shares to be canceled pursuant to Section 1.5.2 and Dissenting Shares as defined in Section 1.7), together with the associated preferred share purchase right with respect to such Share issued under the Rights Agreement dated as of February 16, 1996, by and between the Company and National City Bank (the "Rights Plan"), shall, by virtue of the Merger and without any action on the part of a holder thereof, be converted into and represent the right to receive cash in an amount determined by dividing $93,039,869 by the total number of Shares issued and outstanding immediately prior to the Effective Date (the "Per Share Merger Consideration"), which cash shall be payable in accordance with the terms hereof. All Shares issued and outstanding immediately prior to the Effective Date (other than any Shares to be canceled pursuant to Section 1.5.2 and Dissenting Shares) shall no longer be outstanding and shall automatically be canceled and retired, and each certificate previously evidencing any such Shares shall thereafter represent the right to receive, upon the surrender of such certificate, in accordance with the provisions of Section 1.6, the Per Share Merger Consideration. The holders of such certificates previously evidencing the Shares outstanding immediately prior to the Effective Date shall cease to have any rights with respect to such Shares except as otherwise provided herein or by the OGCL.

          1.5.2 Each Share held by the Company as treasury shares immediately prior to the Effective Date shall automatically be canceled and extinguished without any conversion thereof, and no payment shall be made with respect thereto.

          1.5.3 Each common share of Purchaser outstanding immediately prior to the Effective Date shall be converted into and become one common share of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     SECTION 1.6 Surrender.

          1.6.1 Purchaser and National City Bank, as Disbursing Agent (the "Disbursing Agent"), shall enter into a paying agent agreement on terms and conditions satisfactory to them and not inconsistent with the terms of this Agreement. As a condition to the Merger, prior to the Closing, Purchaser shall irrevocably deposit with the Disbursing Agent cash in the amount of $93,039,869. Interest earned on the cash deposited with the Disbursing Agent may be withdrawn by Purchaser or the Surviving Corporation at any time. Any cash deposited with the Disbursing Agent that remains unclaimed following the expiration of six months after the Effective Date shall be delivered to the Surviving Corporation by the Disbursing Agent, and thereafter the Disbursing Agent shall not be liable to any Persons claiming any amount of such cash; and any subsequent surrender or exchange shall be effected directly with the Surviving Corporation. The Disbursing Agent and the Surviving Corporation shall be authorized to pay the cash attributable to any certificate for Shares theretofore issued that has been stolen, lost or destroyed upon receipt of satisfactory evidence of ownership of the Shares evidenced thereby and of indemnification acceptable to Purchaser.

          1.6.2 As promptly as practicable after the Effective Date, the Surviving Corporation shall prepare and mail to each holder of any Shares of record at the Effective Date a letter of transmittal containing instructions for the surrender of all certificates for Shares. Upon the surrender by such holder of a certificate or certificates for Shares standing in such holder's name to the Surviving Corporation in accordance with the instructions set forth in the letter of transmittal, such holder shall be entitled to receive in exchange therefor a check payable to such holder in the amount of the Per Share Merger Consideration times the number of Shares being surrendered. No interest shall be payable with respect to the cash payable hereunder. Upon the third anniversary of the Effective Date, any unclaimed balance of cash owing with respect to any Shares shall be retained by, and become the property of, the Surviving Corporation, free and clear of any claims whatsoever, subject to applicable escheat and unclaimed funds laws.

          1.6.3 The Surviving Corporation shall not be obligated to deliver a check for cash to a former shareholder of the Company until such former shareholder surrenders the certificate or certificates representing the Shares standing in such former shareholder's name or, if such former shareholder is unable to locate such certificate or certificates, an appropriate affidavit of loss and indemnity agreement as may be required by the Surviving Corporation.

          1.6.4 If any portion of the Per Share Merger Consideration is to be paid to a Person other than the registered holder of the Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Surviving Corporation any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Shares or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable. For purposes of this Agreement, "Person' means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

          1.6.5 After the Effective Date and until the outstanding certificates formerly representing Shares are so surrendered, no interest, dividends or other distributions shall be payable in respect thereof.

          1.6.6 After the Effective Date, there shall be no further registration of transfers of Shares.

     SECTION 1.7 Dissenters' Rights. Notwithstanding Section 1.5, each outstanding Share, the holder of which has delivered to the Company a written demand for the fair cash value thereof (the "Dissenting Shares") in accordance with Section 1701.85 of the OGCL and whose rights have not terminated under
Section 1701.85(d) of the OGCL (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"), shall not be converted into or represent a right to receive the Per Share Merger Consideration. If the Dissenting Shareholder shall in accordance with Section 1701.85 of the OGCL become entitled to receive payment of the fair cash value for his Dissenting Shares, such payment shall be made by the Surviving Corporation. If the rights of any Dissenting Shareholder shall have terminated in accordance with Section 1701.85(d) of the OGCL, such holder shall no longer be entitled to receive payment of the fair cash value of his Shares under Section 1701.85 of the OGCL, and such Shares shall thereupon be deemed as of the Effective Date to have been converted into and to have become exchangeable for the Per Share Merger Consideration.

     SECTION 1.8 Articles of Incorporation; Code of Regulations. At the Effective Date, the Amended Articles of Incorporation of the Purchaser and the Amended Code of Regulations of the Purchaser attached hereto as Exhibits A and B, respectively, shall be the Articles of Incorporation and the Code of Regulations of the Surviving Corporation.

     SECTION 1.9 Directors and Officers. From and after the Effective Date, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of Purchaser at the Effective Date shall be the directors of the Surviving Corporation, and (b) the officers of the Company at the Effective Date shall be the officers of the Surviving Corporation.

     SECTION 1.10 Conversion of Subsidiaries to Cooperatives. As soon as practicable after the consummation of the Merger, Purchaser shall cause National Gas & Oil Corporation, Producers Gas Sales, Inc., and National Propane Corporation, each of which is an Ohio corporation and a wholly owned subsidiary of the Company, to be converted into nonprofit cooperatives by the execution and filing with the Secretary of State of Ohio of appropriate amendments to their respective articles of incorporation and regulations.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to the Company as follows:

     SECTION 2.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Ohio and has the requisite corporate power to carry on its business as it is now being conducted.

     SECTION 2.2 Authority Relative to this Agreement. Purchaser has the requisite corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, to the extent and if required, by the Board of Directors and sole shareholder of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement is a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws, affecting or relating to enforcement of creditors' rights generally.

     SECTION 2.3 Consents; No Violation. Neither the execution, delivery and performance of this Agreement by Purchaser nor the consummation of the transaction contemplated by this Agreement will (a) conflict with, or result in any breach or violation of, any provision of the Articles of Incorporation or Code of Regulations or equivalent organizational documents of Purchaser; (b) constitute, with or without the passage of time, a breach, violation or default, create a lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (i) any order, writ, injunction, decree, statute, rule, regulation or Governmental Authorization, or (ii) any note, bond, mortgage, indenture, lease, agreement or other instrument of Purchaser, or to which Purchaser or any of its properties is subject, except with respect to the matters set forth in clause (ii), for breaches, violations, defaults, liens or rights of termination, modification, cancellation, prepayment or acceleration which would not, singly or in the aggregate, have a Material Adverse Effect on Purchaser; (c) require any Governmental Authorization on the part of Purchaser, other than (i) the filing of the Certificate of Merger in accordance with the OGCL, (ii) filings with the Public Utility Commission of Ohio ("PUCO"), (iii) any filings required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and (iv) filings required by any other Governmental Body as set forth in Schedule 2.3 to this Agreement; or (d) require any Consents on the part of Purchaser, other than Consents which, if not obtained or made, would not, singly or in the aggregate, have a Material Adverse Effect on Purchaser.

     SECTION 2.4 Litigation. There are no actions, suits or proceedings pending before any Governmental Body against, or to the Knowledge of Purchaser, threatened against or affecting, Purchaser or Parent, which seek to prevent or to enjoin the Merger. Purchaser is in compliance with all laws, regulations, orders, judgments and decrees of any Governmental Body applicable to its business and operations, except for failures to comply which in the aggregate could not reasonably be expected to result in a Material Adverse Effect on Purchaser.

     SECTION 2.5 Investigation by Purchaser. In entering into this Agreement, Purchaser acknowledges that, except as set forth in this Agreement and in the certificates and other documents and instruments to be delivered by the Company at the Closing, none of the Company, the Subsidiaries or any of their respective directors, officers, employees, affiliates, agents, advisors or representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Purchaser or its agents or representatives.

     SECTION 2.6 Disclosure Documents. The information with respect to the Purchaser and its affiliates that the Purchaser furnishes to the Company in writing specifically for use in the proxy statement (together with any amendments thereof, or supplements thereto, the "Proxy Statement") to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act") in connection with the Merger will not, at the time of the filing of such Proxy Statement or at the time it is first mailed to the shareholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Purchaser that, except as contemplated by this Agreement or as set forth in the SEC Reports (as defined in Section 3.5) or the disclosure letter delivered to Purchaser by the Company (the "Disclosure Letter"):

     SECTION 3.1 Organization and Qualification. Each of the Company and National Gas & Oil Corporation, NGO Development Corporation, Producers Gas Sales, Inc. and National Propane Corporation (individually a "Subsidiary" and collectively the "Subsidiaries" and, together with the Company, collectively, the "NGO

Companies" or individually, an "NGO Company") is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has the requisite corporate power to carry on its business as it is now being conducted. Each NGO Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Material Adverse Effect on the NGO Companies.

     SECTION 3.2 Authority Relative to this Agreement. The Company has the requisite corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby (other than the approval of this Agreement by the holders of at least a majority of the outstanding Shares). Simmons & Company International has delivered to the Board of Directors of the Company its opinion that the consideration to be received by the holders of Shares pursuant to the Merger is fair to such holders from a financial point of view. This Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally. The Company's Board of Directors has approved, for purposes of Chapter 1704 of the Ohio Revised Code, the Merger and has determined the price and terms of the Merger to be adequate and otherwise in the best interests of the Company and its shareholders and to be a Permitted Offer under the Rights Plan.

     SECTION 3.3 Capitalization.

          3.3.1 The authorized capital stock of the Company consists of 14,000,000 Shares and 100,000 preferred shares, without par value (the "Preferred Shares"), of which 28,000 are designated Series A Preferred Shares. As of this date, (i) 7,156,913 Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable and not subject to preemptive rights, and (ii) no Preferred Shares are outstanding. Except as set forth in this Section 3.3, there are no shares of capital stock of the Company authorized, issued or outstanding; and, except for rights to purchase Shares and Preferred Stock outstanding under the Rights Plan, there are no outstanding subscriptions, options, warrants, rights, convertible or exchangeable securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company, including, without limitation, any agreement or commitment obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or to make any payments based upon the value of, shares of capital stock or other securities of the Company or obligating the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment. There are no voting trusts, proxies or other agreements or understandings to which any NGO Company is a party with respect to the voting of capital stock of any NGO Company.

          3.3.2 The Company has no significant subsidiaries (as defined under the 1934 Act) except the Subsidiaries. The Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of the Subsidiaries. There are no outstanding subscriptions, options, warrants, rights, convertible or exchangeable securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the Subsidiaries, including, without limitation, any agreement or commitment obligating the Company or any such Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, or to make any payments based upon the value of, shares of capital stock or other securities of any such Subsidiary or obligating the Company or any such Subsidiary to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment. All of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable and not subject to preemptive rights, and all shares of capital stock of each Subsidiary owned by the Company are owned by the Company, free and clear of all liens, options, claims or encumbrances.

     SECTION 3.4 Consents; No Violation. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of the transaction contemplated hereby will (a) subject to obtaining the approval of the Company's shareholders, conflict with, or result in a breach or a violation of, any provision of the Articles of Incorporation or Code of Regulations of the Company; (b) constitute, with or without the passage of time, a breach, violation or default, create a lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (i) any order, writ, injunction, decree, statute, rule, regulation or Governmental Authorization or (ii) any note, bond, mortgage, indenture, lease, agreement or other instrument of any NGO Company, or to which any NGO Company or any of their respective properties is subject, except, with respect to the matters set forth in clause (ii), for breaches, violations, defaults, liens or rights of termination, modification, cancellation, prepayment or acceleration which would not, singly or in the aggregate, have a Material Adverse Effect on any NGO Company; (c) require any Governmental Authorization on the part of any NGO Company, other than (i) the filing of the Certificate of Merger in accordance with the OGCL, (ii) filings with the SEC under the 1934 Act, (iii) any filings required under the HSR Act, (iv) filings required by the PUCO and (v) filings required by any other Governmental Body as set forth in the Disclosure Letter; and (d) Consents on the part of any NGO Company, other than Consents which, if not obtained or made, would not, in the aggregate, have a Material Adverse Effect on the NGO Companies.

     SECTION 3.5 SEC Reports; Financial Statements. The Company has filed all forms, reports, statements and schedules with the SEC required to be filed pursuant to the 1934 Act or the Public Utility Holding Company Act of 1935, as amended, since January 1, 1995 (the "SEC Reports"). As of their respective dates, the SEC Reports, together with any and all amendments thereto, complied in all material respects with applicable requirements of the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of the Company included (or incorporated by reference) in the SEC Reports and the unaudited interim financial statements of the Company included in any Form 10-Q filed after December 31, 1997, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the Notes thereto) and fairly present the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of their operations and changes in financial position or cash flows for the periods then ended, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments which shall not have a Material Adverse Effect on the NGO Companies.

     SECTION 3.6 Title to Properties; Encumbrances. Each of the NGO Companies has good, valid and marketable title to (a) all its material tangible properties and assets (real and personal), including, without limitation, all the properties and assets reflected in the consolidated balance sheet as of December 31, 1997, except as indicated in the notes thereto and except for properties and assets reflected in the consolidated balance sheet as of December 31, 1997 which have been sold or otherwise disposed of in the ordinary course of business and
(b) all the material tangible properties and assets purchased by any NGO Company since December 31, 1997, except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business, in each case subject to no encumbrance, lien, charge or other restriction of any kind or character, except for (i) liens reflected in the consolidated balance sheet as of December 31, 1997, and (ii) Permitted Encumbrances.

     SECTION 3.7 Absence of Certain Changes.

          3.7.1 Since December 31, 1997, the NGO Companies have operated their respective businesses only in the ordinary course and there has not been
     (a) any event which could reasonably be expected to have a Material Adverse Effect on the NGO Companies or (b) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to the capital stock of the Company or any redemption or other acquisition by the Company of any Shares, other than customary quarterly cash dividends not exceeding $0.06 per Share.

          3.7.2 Except in the ordinary course of business, since December 31, 1997, no NGO Company has:

             (a) Made any change in any of the authorized or issued capital stock of any NGO Company, granted any stock option or right to purchase shares of capital stock of any NGO Company, issued any security convertible into such capital stock, granted any registration rights, purchase, redemption, retirement or other acquisition by any NGO Company of any shares of any such capital stock;

             (b) Made any amendment to the articles of incorporation or regulations of any NGO Company;

             (c) Paid any bonuses or increased the amount of salaries or other compensation to any shareholder, director or officer or entered into any employment, severance or similar contract with any director, officer or employee;

             (d) Adopted or increased the payment to or benefits under, any profit-sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan (collectively, a "Benefit Plan") for or with any employees of any NGO Company;

             (e) Entered into, terminated or received notice of termination of any contract involving a total remaining commitment by or to any NGO Company of at least $250,000 (on an annualized basis);

             (f) Sold, leased or otherwise disposed of any asset or property material to the business of any NGO Company, other than to another NGO Company, or mortgaged, pledged or allowed the imposition of any lien or encumbrance on any material asset or property of any NGO Company;

             (g) Canceled or waived any claims or rights with a value to any NGO Company in excess of $100,000;

             (h) Adopted any material change in the accounting methods used by any NGO Company;

             (i) Incurred any indebtedness, obligations or liabilities, whether absolute, accrued, contingent or otherwise, including, without limitation, liabilities as a guarantor;

             (j) Issued as borrower any promissory notes, guarantees or other evidences of indebtedness;

             (k) Modified, altered, amended, terminated or withdrawn from participation in any Benefit Plan or paid or distributed any sum from any such plan except to participants in the ordinary course of the operation of the plan, or made any payment or contribution to any such plan except as required by the terms of such plan or consistent with past practices;

             (l) Suffered any loss of employees or customers which has had a Material Adverse Effect on the NGO Companies; or

             (m) Entered into any agreement, whether oral or written, to do any of the foregoing.

     SECTION 3.8 Brokers. Neither the Company nor anyone acting on its behalf has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the sale of the Company and the transactions contemplated by this Agreement, other than the Company's engagement of Simmons & Company International as financial advisor to the Company.

     SECTION 3.9 Absence of Undisclosed Liabilities. At December 31, 1997, none of the Company or any of the Subsidiaries had, and since such date none of the Company or any of the Subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a financial statement or in the notes thereto or which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the NGO Companies.

     SECTION 3.10 Tax Matters.

          3.10.1 Each of the NGO Companies has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of the NGO Companies (whether or not shown on any Tax Return) have been paid. None of the NGO Companies currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the NGO Companies does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no mortgages, security interests, pledges or liens or encumbrances of any kind on any of the assets of any of the NGO Companies that arose in connection with any failure (or alleged failure) to pay timely any Tax.

          3.10.2 Each of the NGO Companies has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

          3.10.3 No director or officer (or employee responsible for Tax matters) of any of the NGO Companies has advised the Company that he has a reasonable basis to believe that any Governmental Authority may assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of the NGO Companies either (a) claimed or raised by any authority in writing or (b) as to which any of the directors and officers (and employees responsible for Tax matters) of the NGO Companies has Knowledge based upon personal contact with any agent of such authority. The Disclosure Letter lists all federal, state, local and foreign income Tax Returns filed with respect to any of the NGO Companies for taxable periods ended on or after December 31, 1994, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the NGO Companies since January 1, 1991.

          3.10.4 None of the NGO Companies has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          3.10.5 None of the NGO Companies has filed a consent under Section 341(f) of the Code concerning collapsible corporations. None of the NGO Companies has made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. None of the NGO Companies has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Each of the NGO Companies has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code, except in those cases in which there is or was substantial authority for the tax position taken. None of the NGO Companies is a party to any Tax allocation or sharing agreement. None of the NGO Companies (a) has been a member of an "Affiliated Group" (as that term is defined in Section 1504(a) of the Code) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or
     (b) has any Liability for the Taxes of any Person (other than any of the NGO Companies) under Treasury Regulation sec.1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract, or otherwise.

          3.10.6 The 1996 Income Tax Basis Consolidating Balance Sheet and Tax Returns previously provided Purchaser set forth the following information with respect to each of the NGO Companies (or, in the case of clause (b) below, with respect to each of the Subsidiaries) as of December 31, 1996:
     (a) the basis of the Company or Subsidiary in its assets; (b) the basis of the shareholder(s) of the Subsidiary in its stock (or the amount of any "Excess Loss Account" (as that term is defined in Treasury Regulation sec.1.1502-19); (c) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax or excess charitable contribution allocable to the Company or Subsidiary; and (d) the amount of any deferred gain or loss allocable to the Company or Subsidiary arising out of any "Deferred Intercompany Transaction" (as that term is defined in Treasury Regulation sec.1.1502-13).

          3.10.7 The unpaid Taxes of the NGO Companies (a) did not, as of March 31, 1998, exceed the reserve for Tax Liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company's balance sheet (other than in any notes thereto) as of that date and (b) do not exceed that reserve as adjusted for the passage of time through the Effective Date in accordance with the past custom and practice of the NGO Companies in filing their Tax Returns.

     SECTION 3.11 Trade Names and Rights. The Disclosure Letter sets forth all trade names, trademarks, service marks and copyrights and their registrations, owned by the Company or any Subsidiary or in which it has any rights or licenses, together with a brief description of each. To the Company's Knowledge, none of the Company or any Subsidiary has infringed, and is not now infringing, on any trade name, trademarks, service mark, copyright or other right belonging to any other person, firm or corporation. None of the Company or any Subsidiary is a party to any license, agreement or arrangement, whether as licensor, licensee, or otherwise, with respect to any trademarks, service marks and trade names or applications for them, or any copyrights. The Company and each Subsidiary own, or hold adequate licenses or other rights to use, all trademarks, service marks, trade names and copyrights necessary for their respective businesses as now conducted by them.

     SECTION 3.12 Labor Matters. There are no collective bargaining agreements or other labor union agreements or understandings to which the Company or any of the Subsidiaries is a party or by which any of them is bound, nor is it nor any of its Subsidiaries the subject of any proceeding asserting that it or any subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions. Since December 31, 1993, neither the Company nor any of the Subsidiaries has encountered any labor union organizing activity, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

     SECTION 3.13 Benefit Plans. Neither the Company nor any Subsidiary contributes to or has any current or future liability for any Benefit Plan, except for the Benefit Plans set forth in the Disclosure Letter. Except as set forth in the Disclosure Letter:

          (a) Each Benefit Plan and related trust intending to qualify under
     Section 401 and 501(a), respectively, of the Code does so qualify in form and operation in all material respects; a favorable determination letter has been received from the Internal Revenue Service with respect to each such plan and trust; and there have been no amendments to the respective plan or trust since the date of such determination letter;

          (b) Each Benefit Plan and each funding medium which may be attendant thereto, including group annuity contracts, has been in all material respects operated and administered in accordance with its provisions and applicable law;

          (c) The Company has made or will have made prior to the Effective Date all other contributions or payments required to be paid or accrued with respect to such Benefit Plan;

          (d) Other than routine claims for benefits under the Benefit Plans in the ordinary course of business, there are no actions, suits or claims pending or, to the Knowledge of the Company, threatened against any Benefit Plan or any of its assets and, to the Knowledge of the Company, there are no such actions, suits or claims pending or threatened against any fiduciary of any Benefit Plan and the Company has no Knowledge of any facts which could give rise to any such actions, suits or claims which if adversely determined would be expected to have a Material Adverse Effect on the Company or the financial position of any Benefit Plan or qualified status under the Code or Employee Retirement Income Security Act of 1974, as amended ("ERISA") of any Benefit Plan;

          (e) The Company and the Subsidiaries and their respective affiliates, directors, officers, representatives and employees have not, with respect to the Benefit Plans, engaged in any "prohibited transaction" (as such term is defined in the Code and ERISA) which has not been exempted under the statutory as opposed to administrative provisions of Section 408 of ERISA, and, to the Company's Knowledge, no such Benefit Plan, related trust, trustee, administrator or other "party-in-interest" (as defined in ERISA) has engaged directly or indirectly, in any transaction to which any sanctions, taxes or penalties on or with respect to prohibited transactions may be imposed under the Code or ERISA;

          (f) The Company and the Subsidiaries and their respective directors, officer, representatives and employees, and, to the best of the Company's Knowledge, any other "fiduciary" (as defined in ERISA), have not, with respect to any Benefit Plan, committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law which could subject the Company or any of the Subsidiaries, or any of their respective directors or officers to a material liability under ERISA or any laws; and

          (g) No Benefit Plan provides any material medical, life, disability or other form of welfare benefits to employees or independent contractors of the Company or any Subsidiary beyond termination of their employment with the Company or any Subsidiary, as the case may be, by reason of retirement or otherwise, other than coverage that may be required under code Section 4980B or Part 6 of ERISA, or under any continuation of coverage provisions of the laws of any state or locality. The Company and its Subsidiaries have complied with all material requirements under Code Section 4980B and Part 6 of ERISA and all applicable laws of any state or locality with regard to continuation of benefits.

     SECTION 3.14 Compliance with Law. The Company and each of the Subsidiaries are in compliance with all applicable laws, regulations, orders, judgment and decrees, except where the failure so to comply would not have a Material Adverse Effect on the NGO Companies; and the Company and the Subsidiaries have all permits, licenses and franchises required to conduct their businesses as now being conducted, except for any permits, licenses and franchises the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on the NGO Companies.

     SECTION 3.15 Environmental Laws.

          3.15.1 For purposes of this Section 3.15, "Environmental Law" shall mean: any Legal Requirement, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. sec.sec.9601 et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. sec.sec.2601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. sec.sec.6901 et seq., the Water Pollution Control Act, as amended, 33 U.S.C. sec.sec.1251 et seq., the Clean Air Act, as amended, 42 U.S.C. sec.sec.7401 et seq., and the Emergency Planning and Community Right-To-Know Act, as amended, 42 U.S.C. sec.sec.11001 et seq., that requires or relates to: (a) advising appropriate authorities, employees and the public of (i) intended or actual releases of pollutants or hazardous substances or materials, (ii) violations of discharge limits or other prohibitions or (iii) the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment; (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, lakes, streams, ponds, drainage basins and wetlands), groundwater, drinking water supplies, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource (collectively, the "Environment"); (c) reducing the quantities, preventing the release or minimizing the hazardous characteristics of wastes that are generated; (d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of; (e) protecting resources, species or ecological amenities; (f) reducing to acceptable levels the risk inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances; (g) cleaning up pollutants that have been released, preventing the threat of release or paying the costs of such cleanup or prevention; or (h) making responsible parties pay private parties or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

          3.15.2 Except as set forth in the SEC Reports or the Disclosure
     Letter:

             (a) None of the NGO Companies or the operations of any of their respective businesses is in violation of any applicable Environmental Law, other than such violations as would not reasonably be expected to have a Material Adverse Effect on the NGO Companies.

             (b) Each of the NGO Companies has in effect, or has applications pending for, all Governmental Authorizations required under applicable Environmental Laws for the operation of its respective business, and none of the NGO Companies is in violation of the terms and conditions of such Governmental Authorizations, other than such violations as would not reasonably be expected to have a Material Adverse Effect on the NGO Companies.

             (c) None of the NGO Companies (i) is subject to any award, decision, injunction, judgment, order, ruling, decree, subpoena, or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body issued pursuant to applicable Environmental Laws or (ii) has received any written notice, request for information, notice of violation, demand letter, administrative inquiry, complaint or claim from any Governmental Body pursuant to any Environmental Law, other than such of the foregoing as would not reasonably be expected to have a Material Adverse Effect on the NGO Companies.

             (d) None of the NGO Companies is subject to any liens recorded by any Governmental Body under applicable Environmental Laws, other than such liens as would not reasonably be expected to have a Material Adverse Effect on the NGO Companies.

             (e) There is no litigation, suit, action, arbitration, hearing or investigation, whether civil, criminal or administrative, before any court or other Governmental Body pending or, to the Company's Knowledge, threatened against any NGO Company that seeks to enforce any right or remedy against any NGO Company or any property of any NGO Company under any Environmental Law.

             (f) To the Company's Knowledge, no property owned, leased or operated by any NGO Company presently contains any underground storage tanks.

          3.15.3 The Company has delivered or made available to Purchaser true and correct copies of each and every environmental assessment or impact report issued by any Governmental Body relating to any property of any NGO Company and of any approvals, conditions, orders or declarations relating to such assessments or reports.

     SECTION 3.16 Litigation. There is no suit, action, proceeding or investigation pending or, to the Knowledge of the Company, threatened, against or affecting the Company or any of the Subsidiaries, or any of their properties or rights, or before or by any Governmental Body which, if adversely determined, might, singly or in the aggregate, have a Material Adverse Effect on the NGO Companies, or which seeks to prevent or challenge the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Body outstanding against the Company or any of the Subsidiaries.

     SECTION 3.17 Required Vote of Company Shareholders. The affirmative vote of the holders of not less than a majority of the outstanding Shares is required to adopt this Agreement and to approve the Merger. No other vote of the shareholders of the Company is required by law, the Articles of Incorporation or Code of Regulations of the Company as currently in effect or otherwise to adopt this Agreement and to approve the Merger.

     SECTION 3.18 Information. Neither this Agreement, the SEC Reports, the Disclosure Letter nor any certificate made or delivered pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

     SECTION 3.19 Opinion of Financial Advisor. The Company's Directors have received the opinion of the Company's financial advisor to the effect that, as of the date of this Agreement, the Per Share Merger Consideration is fair to the Company and to its shareholders from a financial point of view.

     SECTION 3.20 Contracts; No Defaults.

          3.20.1 None of the NGO Companies is a party to or bound by any agreement, contract, lease, obligation, promise or undertaking, whether written or oral and whether express or implied, that is legally binding (collectively, a "Contract") of the type described below, except for those which will be released or terminated, or have expired by their terms, at or prior to the Effective Date and those which were entered into after the date hereof and prior to the Effective Date with the consent of Purchaser:

             (a) Any agreement pursuant to which any NGO Company has guaranteed the obligations of any shareholder or other affiliate of the Company (other than for the benefit of any other NGO Company);

             (b) Any employment agreement, change of control, or other similar agreement that is not terminable at the will of the affected NGO Company;

             (c) Except for contracts for the drilling of wells, any agreement for capital expenditures or the acquisition or construction of fixed assets which requires future payments in excess of $100,000;

             (d) Agreements, contracts, indentures or other instruments relating to the borrowing, or the guarantee of any borrowing, by any NGO Company (other than any guarantee for the benefit of any other NGO Company) in excess of $100,000;

             (e) Any agreement for the sale of any working interests in any leases which involves payment by any NGO Company in excess of $100,000;

             (f) Any agreement for the sale of any asset (other than sales in the ordinary course of business) of any NGO Company for more than $100,000;

             (g) Any agreement with any of the shareholders or other affiliates of the Company that involves payment in excess of $100,000;

             (h) Any other agreement which (i) involves future payment by or to any of the NGO Companies in excess of $100,000 and (ii) is not an agreement entered into in the ordinary course of business;

             (i) Any material agreement of surety, guaranty or indemnity by any of the NGO Companies, other than in the ordinary course of business or for the benefit of any other NGO Company;

             (j) Any noncompetition or similar agreement restricting any NGO Company; or

             (k) Any Contract with any Governmental Body.

          3.20.2 Each material Contract to which any NGO Company is a party is in full force and effect, and such NGO Companies as are parties thereto have performed in all material respects all obligations required to be performed by them through the date hereof under such Contracts and are not in default under any such Contract, other than exceptions to the foregoing that would not reasonably be expected to have a Material Adverse Effect on the NGO Companies.

          3.20.3 The Company has fully disclosed to Purchaser full and complete particulars of each and every Contract that relates in any way to any change in control of any NGO Company.

     SECTION 3.21 Engineering Reports. A true and complete copy of the estimates of proved reserves of oil and natural gas set forth in the summary report of Estimated Proved Reserves prepared by the Company and reviewed by Houser & Associates, Inc. (the "Reserve Report") has been delivered to Purchaser. The factual data used in connection with the preparation of the Reserve Report was accurate in all material respects. To the Company's Knowledge, and based on the information given to one or more of the NGO Companies by third-party operators for all wells not operated by one of the NGO Companies, the "Payout Balances" for each of the wells as used in the Reserve Report were accurate as of the dates to which the applicable NGO Company had calculated them. "Payout Balances" means the status, as of the dates of such calculations, of the recovery by one or more of the NGO Companies or a third party of a cost amount specified in the contact relating to a well out of the revenue from such well where the net revenue interest of one or more of the NGO Companies therein will be reduced or increased (as the case may be) when such amount has been recovered. The Company makes no representation or warranty to Purchaser with respect to any financial projection or forecast relating to any of the NGO Companies. Except as set forth above, with respect to any projections or forecasts delivered to Purchaser, Purchaser acknowledges that (a) there are uncertainties inherent in trying to evaluate such projections or forecasts, (b) it is familiar with such uncertainties, (c) it is not relying on such projections or forecasts in its evaluation of the National Companies, (d) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections or forecasts, and (e) it shall have no claim against the Company with regard thereto, unless material elements thereof were in fact known by the Company to be false when provided to Purchaser. OTHER THAN AS EXPRESSLY SET FORTH ABOVE IN THIS SECTION 3.21, THE COMPANY MAKES NO WARRANTY AND HEREBY DISCLAIMS ANY WARRANTY THAT THE

RESERVE ESTIMATES, CASH FLOW ESTIMATES, PRICE ESTIMATES OR PRODUCTION OR FLOW RATE ESTIMATES CONTAINED IN THE RESERVE REPORT OR IN ANY SUPPLEMENT THERETO OR UPDATE THEREOF ARE IN ANY WAY COMPLETE, ACCURATE OR NOT MISLEADING, THE SAME BEING PREDICTIONS AS TO FUTURE EVENTS WHICH ARE INHERENTLY SUBJECT TO INCOMPLETENESS AND INACCURACY.

     SECTION 3.22 Certain Other Oil and Gas Reserve Information.

          3.22.1 As used in this Section 3.22, the following terms shall have the meanings set forth below:

             (a) "Hydrocarbons" shall mean oil, gas, condensate, casinghead gas, helium, carbon dioxide, and mineral and other liquid or gaseous hydrocarbons.

             (b) "Oil and Gas Interests" shall mean any direct or indirect interests in the rights with respect to Hydrocarbons and related properties and assets of any kind and nature, direct or indirect, including working, royalty and overriding royalty interests, mineral interests, partnership interests, joint venture interests, participating interests, and all revenues therefrom and all contracts in connection therewith and claims and rights thereto (including all oil and gas leases, operating agreements, utilization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations and concessions, all easements, rights of way, licenses, permits, leases and other interests associated with, appurtenant to or necessary for the operation of any of the foregoing, and all interests in equipment and machinery (including tanks, batteries, pipelines and gathering systems, pumps, compressor stations, water plants and disposal wells, electric plants, gasoline and gas processing plants, refineries and other tangible personal property and fixtures associated with, appurtenant to or necessary for the operation of any of the foregoing.

          3.22.2 Except for exceptions which would not, and could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the NGO Companies:

             (a) To the Company's Knowledge, all wells included in the Reserve Report as owned or operated by any of the NGO Companies have been drilled and completed (if completed), operated and produced in accordance with good oil and gas field practices and in compliance in all material respects with the applicable oil and gas leases and all Governmental Authorizations and Legal Requirements applicable thereto (except, with respect to Governmental Authorizations and Legal Requirements which are, or are issued pursuant to or in connection with, Environmental Laws, as to which the provisions of Section 3.15 are exclusive);

             (b) There is no well included in the Oil and Gas Interests of the NGO Companies for which any of the NGO Companies has received a notice from a Governmental Body having jurisdiction over such Oil and Gas Interests which requires such well to be plugged and which has not been plugged in accordance with such notice;

             (c) Proceeds from the sale of Hydrocarbons produced from the Oil and Gas Interests of the NGO Companies are being received by the NGO Companies in a timely manner and are not being held in suspension for any reason, except for amounts, individually or in the aggregate, not in excess of $100,000;

             (d) Except for agreements relating to areas of mutual interest/operating agreements, true, correct and complete copies of which have previously been provided by the Company to Purchaser, no Person has any call on, option to purchase or similar rights with respect to the Oil and Gas Interests of the NGO Companies (including, without limitation, the production attributable thereto), and, upon consummation of the transactions contemplated hereunder, the NGO Companies will continue to have the right to market production from the Oil and Gas Interests of the NGO Companies on terms no less favorable than the terms upon which such NGO Company is currently marketing such production;

             (e) None of the NGO Companies have: (i) received any material advance or "take-or-pay" or other similar payments under production sales contracts that entitled the purchasers to "make up" or otherwise receive deliveries of Hydrocarbons at any time after the date hereof without paying at such time the contract price therefor or (ii) taken or received any material amount of Hydrocarbons under any gas balancing agreements or any similar arrangements that permit any part to thereafter receive any portion of the interests of the NGO Companies to "balance" any disproportionate allocation of Hydrocarbons; and

             (f) There are no agreements applicable to the Oil and Gas Interests owned by the NGO Companies that require the drilling of additional wells or other material development operations by or on the part of any NGO Company in order to earn or to continue to hold all or any portion of such Oil and Gas Interests, and no NGO Company has ever been advised, directly or indirectly, of any requirements or demands to drill any additional wells.

                                   ARTICLE IV

                                   COVENANTS

     SECTION 4.1 No Solicitation of Transactions. None of the Company or any of the Subsidiaries, or any of their respective directors, officers, employees, representatives, investment bankers, agents or affiliates will, directly or indirectly, (a) initiate contact with, solicit or encourage submission of any inquiries, proposals or offers by, or (b) participate in any discussions or negotiations with, or disclose any information concerning the Company or any of its subsidiaries to, or afford any access to the properties, books or records of the Company or any of its subsidiaries to, or otherwise assist, facilitate or encourage any Person (other than Parent, Purchaser, their affiliates, agents and representatives) in connection with any possible proposal (an "Acquisition Proposal") regarding a sale or acquisition of any of the capital stock or any other equity interest in the Company or any of the Subsidiaries, or a merger, consolidation or business combination involving the Company or any of the Subsidiaries, or the liquidation or reorganization of the Company or the Subsidiaries, or a sale of all or (other than in the ordinary course of business consistent with past practices) any portion of the assets of the Company or any of the Subsidiaries or any similar transaction. Notwithstanding the foregoing, the Company may (i) furnish information to, (ii) afford access to the properties, books and records of the Company and its Subsidiaries to, and (iii) consider an Acquisition Proposal from, any Person in connection with an Acquisition Proposal by such Person if the Board of Directors of the Company has been advised in writing by independent counsel that such actions are required by the fiduciary duty of the Board of Directors. The Company (i) will notify Parent and Purchaser immediately if any inquiry or proposal is made or any such information or access is requested in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) will immediately communicate to Parent and Purchaser the terms and conditions of any such Acquisition Proposal or potential Acquisition Proposal or inquiry and the identity of the offeror or potential offeror.

     Section 4.2 Interim Operations. During the period from the date of this Agreement to the Effective Date, except as specifically contemplated by this Agreement or as otherwise approved in writing by Purchaser:

          4.2.1 Except as otherwise contemplated by this Agreement, the Company shall, and shall cause each of the Subsidiaries to, conduct its business only in, and not take any action except in, the ordinary and usual course of business consistent with past practice.

          4.2.2 The Company shall not, and shall not permit any of the Subsidiaries to, make or propose any change or amendment in their respective articles of incorporation or codes of regulations or comparable governing instruments.

          4.2.3 The Company shall not, and shall not permit any of the Subsidiaries to, issue, pledge or sell any shares of capital stock or any other securities of any of them or issue options, warrants or rights of any kind to acquire, or any securities convertible into, exchangeable for or representing a right to purchase or receive, or enter into any contract, understanding or arrangement with respect to the issuance of, any shares of capital stock or any other securities of any of them, or enter into any arrangement or contract with respect to the purchase or voting of shares of their capital stock, or adjust, split, combine or reclassify any of their securities, or make any other changes in their capital structures.

          4.2.4 Except for the payment of a quarterly cash dividend to shareholders of the Company of not more than $0.06 per Share, the Company shall not, and shall not permit any of the Subsidiaries to, declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of the capital stock of any of them, other than cash dividends paid to the Company by the Subsidiaries with respect to their capital stock.

          4.2.5 The Company shall use its reasonable efforts to preserve intact the business organization of the Company and each of the Subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the good will of those having business relationships with it and the Subsidiaries; provided, however, that if any customer of the Company shall object to the Merger or shall terminate, or give notice of its intention to terminate, its business relationship with the Company following the announcement of the Merger, it shall not be deemed a breach of this Section 4.2 or of Section 3.7.1.

          4.2.6 Except as set forth in the Disclosure Letter, the Company shall not, and shall not permit any of the Subsidiaries to, adopt, enter into, amend or terminate any profit sharing, retirement, pension, severance, salary continuation, stock option, bonus, compensation, medical expense reimbursement, incentive, deferred compensation, retirement, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any former or present director, former or present officer or former or present employee (collectively, "Employee Arrangements"), or (except for normal increases in the ordinary course of business that are consistent with recent past practice and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company) increase in any manner the compensation or fringe benefits of any former or present director, former or present officer or former or present employee or pay any benefit not required by any existing plan or arrangement, or (except in the ordinary course of business and consistent with recent past practice) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, stock related or based awards, or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder), or (except in the ordinary course of business and consistent with recent past practice or as may be required under the terms of any Employee Arrangements as in effect on the date of this Agreement), contribute to or otherwise fund or secure the benefits or compensation provided under, any of the Employee Arrangements, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

          4.2.7 Except in the ordinary course of its business or as set forth in the Disclosure Letter, the Company shall not, and shall not permit any of the Subsidiaries to, incur or assume any indebtedness (other than borrowings in the ordinary course of business under its currently existing bank revolving credit line); prepay any indebtedness; make any loans, advances or capital contributions to, or investments in, any other person (other than a Subsidiary); issue or sell any debt securities or guarantee any indebtedness; pay, discharge or satisfy any material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practices, of liabilities reflected or reserved against in the consolidated financial statements of the Company or incurred in the ordinary course of business, consistent with past practices; or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

          4.2.8 Subject to Section 4.1, the Company shall not, and shall not permit any of the Subsidiaries to, (a) encumber, sell, lease or otherwise dispose of or acquire any assets other than in the ordinary course of business, (b) authorize, recommend, propose or enter into or announce an intention to authorize, recommend, propose or enter into an agreement in principle or definitive agreement with respect to any merger, consolidation, other business combination, liquidation or dissolution pursuant to which the Company or any of its subsidiaries would be acquired or would acquire or dispose of (in any such case, by merger, consolidation, acquisition or disposition of stock or assets, or similar transaction) material assets, (c) waive, release, grant, or transfer any rights of material value, (d) modify or change in any material respect any existing material license, lease, contract or other document, (e) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, (f) make any capital expenditures or enter into or materially modify any material commitment or transaction outside the ordinary course of business, or (g) enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     SECTION 4.3 Access and Information. From the date hereof until the earlier of the Effective Date or the termination of this Agreement pursuant to Article VI, the Company shall, and shall cause the Subsidiaries, and shall cause the officers, directors, employees and agents of the Company and the Subsidiaries to, afford to Purchaser and its officers, directors, employees, counsel, accountants, advisors, representatives and agents access (during regular business hours with reasonable notice) to the officers, employees, agents, properties, offices and other facilities, and to the books, records (including, without limitation, tax returns and work papers of the Company's independent auditors) and contracts of the Company and the Subsidiaries, and shall furnish Purchaser and such others all financial, operating and other data and information which Purchaser, through its officers, employees or agents, may from time to time reasonably request. Purchaser will treat, and will cause Parent and their respective officers, directors, employees, counsel, accountants, advisors, representatives and agents to treat, confidentially all non-public information concerning the Company or its subsidiaries furnished to Purchaser in connection with the transactions contemplated by this Agreement, subject to the requirements of law and the provisions of this Agreement. If this Agreement is terminated, Purchaser will deliver to the Company or destroy all documents, work papers and other material (including copies) obtained by Purchaser in connection herewith, whether so obtained before or after the execution hereof.

     SECTION 4.4 Certain Filings, Consents and Arrangements. Purchaser and the Company shall (a) use their best efforts to make promptly any required submissions under the HSR Act which the Company or Purchaser determines should be made with respect to the Merger and the transactions contemplated by this Agreement and (b) cooperate with one another (i) in promptly determining whether any filings are required to be or should be made or consents, approvals, permits or authorizations are required to be or should be obtained under any other federal, state or foreign law or regulation or whether any consents, approvals or waivers are required to be or should be obtained from other parties to loan agreements or other contracts or instruments material to the Company's business in connection with the consummation of the Merger and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such consents, permits, authorizations, approvals or waivers.

     SECTION 4.5 Special Shareholders' Meeting. The Company, acting through its Directors, shall cause a special meeting (the "Special Meeting") of its shareholders to be duly called, and shall give notice of, convene and hold such special meeting, as soon as practicable after the date hereof for the purpose of submitting this Agreement and the Merger under the OGCL for approval of the Company's shareholders. The Company, acting through its Directors, shall include in the Proxy Statement the recommendation of its Board of Directors that shareholders of the Company vote in favor of the approval and adoption of this Agreement and the Merger and the other transactions contemplated hereby and shall use its best efforts to secure such approval and adoption, subject to the written advice of independent counsel that such action is prohibited by its fiduciary duties.

     SECTION 4.6 Proxy Statement. As soon as practicable after the date hereof, the Company shall prepare and file with the SEC the Proxy Statement, and the Company and Purchaser will cooperate with each other and will furnish the information relating to each of them, as the case may be, required by the 1934 Act to be set forth in the Proxy Statement. The Company agrees to use its best efforts to distribute the Proxy Statement to the shareholders of the Company not less than 20 days prior to the date on which this Agreement and the transactions contemplated hereby are submitted to the shareholders of the Company for approval and adoption. The Company agrees to submit to Purchaser and its counsel all proxy soliciting material for Purchaser's approval prior to the use thereof.

     SECTION 4.7 Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its best efforts to take promptly, or cause to be taken, all actions and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including using its reasonable best efforts to obtain all necessary waivers, consents and approvals and effect all necessary registrations and filings, or to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Purchaser and the Company shall take such necessary action.

     SECTION 4.8 Confidentiality. Until the Effective Date, Purchaser and its affiliates and Representatives shall be bound by the Confidentiality Agreement dated February 12, 1998, by and between the Company and Parent, as fully as if Purchaser were a party to such Confidentiality Agreement, and nothing in this Agreement shall relieve Parent of its obligations under such Confidentiality Agreement.

     SECTION 4.9 Officers' and Directors' Liability Insurance;
Indemnification. For not less than four years after the Effective Date, the Surviving Corporation shall provide officers' and directors' liability insurance covering all individuals who are currently covered by the Company's officers' and directors' liability insurance policy in an amount and on terms no less favorable than those in effect on the date hereof in terms of coverage and amounts. By executing a copy of this Agreement, Parent agrees to cause the indemnification provisions contained in the Surviving Corporation's articles of incorporation and code of regulations to be at least as favorable as the provisions currently contained in the Company's articles of incorporation and code of regulations for a period of four years following the Effective Date. This Section shall survive the consummation of the Merger.

     SECTION 4.10 Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                                   ARTICLE V

                                   CONDITIONS

     SECTION 5.1 Conditions to the Obligations of Purchaser and the Company. The obligations of Purchaser and the Company to consummate the Merger are subject to the satisfaction, at or before the Effective Date, of each of the following conditions:

          5.1.1 The shareholders of the Company shall have duly approved this Agreement and the Merger in accordance with the applicable provisions of the OGCL and the Company's Articles of Incorporation and Code of Regulations.

          5.1.2 The consummation of the Merger shall not be prohibited by any order, decree or injunction of a court of competent jurisdiction, each party agreeing to use its reasonable best efforts to have any such order reversed or injunction lifted.

          5.l.3 Any applicable waiting period under the HSR Act shall have expired or been terminated and any and all other required Governmental Authorizations, including the approval of the PUCO, shall have been obtained.

     SECTION 5.2 Conditions to the Obligation of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following further conditions:

          5.2.1 Purchaser shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Date.

          5.2.2 The representations and warranties of Purchaser contained in this Agreement shall be true in all material respects at and as of the Effective Date except that any representation or warranty stated as of a particular time shall be true in all material respects as of that time.

          5.2.3 Purchaser shall have obtained any required Consents set forth in
     Schedule 2.3, except where the failure to obtain such Consents would not have a Material Adverse Effect on Purchaser.

          5.2.4 The Company shall have received a certificate dated the Effective Date signed by an officer of Purchaser to the effect set forth in Subsections 5.2.1 and 5.2.2.

          5.2.5 The Company shall have received an opinion of Porter, Wright, Morris & Arthur, counsel for Purchaser, in form and substance reasonably satisfactory to the Company and its counsel.

          5.2.6 The Company's financial advisor shall not have withdrawn its opinion as to the fairness of the Per Share Merger Consideration.

     SECTION 5.3 Conditions to the Obligation of Purchaser. The obligations of Purchaser to consummate the Merger are subject to the satisfaction, at or before the Effective Date, of the following conditions:

          5.3.1 The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Date.

          5.3.2 The representations and warranties of the Company contained in this Agreement shall be true in all material respects at and as of the Effective Date except that any representation or warranty stated as of a particular time shall be true in all material respects as of that time.

          5.3.3 The Company shall have obtained any required Consents set forth in the Disclosure Letter, except where the failure to obtain such Consents would not have a Material Adverse Effect on the NGO Companies.

          5.3.4 Purchaser shall have received a certificate dated the Effective Date signed by an officer of the Company to the effect set forth in Subsections 5.3.1 and 5.3.2.

          5.3.5 Purchaser shall have received an opinion of Vorys, Sater, Seymour and Pease, counsel for the Company, in form and substance reasonably satisfactory to Purchaser and its counsel.

                                   ARTICLE VI

                                  TERMINATION

     SECTION 6.1 Termination. This Agreement may be terminated and the Merger may be abandoned by the directors of any Constituent Corporation at any time prior to the filing of the Certificate of Merger (whether before or after approval of this Agreement by the shareholders of the Company):

          (a) By mutual written consent of the Company and Purchaser;

          (b) By the Company or Purchaser, if the Merger has not been consummated by December 31, 1998;

          (c) By Purchaser, if the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Purchaser its approval or recommendation of this Agreement or the Merger, or shall have resolved to do so;

          (d) By the Company, if its Board of Directors upon the advice of independent counsel that such action is required by the fiduciary duties of the directors, shall have resolved to withdraw the Board's approval or recommendation of this Agreement or the Merger;

          (e) By the Company, if its financial advisor withdraws its opinion as to the fairness of the Per Share Merger Consideration; or

          (f) by Purchaser, if there is any pending litigation, or any judgment, injunction, order or decree of any Governmental Body, which could reasonably be expected to (i) result in a material delay in the consummation of the Merger or (ii) materially interfere with, or delay after the Effective Date, the effective use, operation or management by Purchaser or the Surviving Corporation of the assets or businesses of the Company and the Subsidiaries, or the combination of such businesses with the assets or businesses or Purchaser.

     SECTION 6.2 Effect of Termination. If this Agreement is terminated pursuant to Section 6.1, the Merger shall be abandoned and this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the agreements contained in Sections 4.8, 4.10, 6.3 and 6.4 shall survive the termination hereof.

     SECTION 6.3 Termination Fee. During the term of this Agreement, if:

          (a) An Acquisition Proposal is submitted to and approved by the shareholders of the Company at any time prior to the Effective Date; or

          (b)(i) An Acquisition Proposal is received by the Company or is made directly to the shareholders of the Company at any time prior to the holding of the meeting of the shareholders of the Company to be called pursuant to Section 4.5 hereof, (ii) the Board of Directors of the Company
     (A) fails to recommend to the shareholders of the Company that they vote their Shares in favor of the approval of this Agreement, (B) withdraws such recommendation previously made or (C) fails to solicit proxies of shareholders of the Company to approve this Agreement, and (iii) this Agreement is rejected by the vote of the shareholders of the Company at such meeting;

then, in either such event, the Company shall pay to Purchaser, within five business days after a termination of this Agreement following such an event, a termination fee in the amount of $2,000,000, as liquidated damages, and not as a penalty, and, upon the payment in full thereof, the Company shall have no further liability or obligations under this Agreement other than under Section
6.2 hereof. The obligations of the Company under this Section 6.3 shall survive a termination of this Agreement.

     SECTION 6.4 Escrow Agreement.

          6.4.1 Simultaneously with the execution of this Agreement, Purchaser has deposited $2,000,000 with National City Bank, Columbus, Ohio, to be held in escrow in accordance with the terms and conditions of that certain Escrow Agreement of even date herewith by and among Purchaser, the Company and National City Bank, as Escrow Agent (the "Escrow Agreement").

          6.4.2 The Escrowed Amount (as defined in the Escrow Agreement) shall be disbursed to Purchaser in the event that:

             (a) Purchaser shall not consummate the Merger because any of the conditions precedent in Sections 5.1.1 and 5.3 shall not have been satisfied;

             (b) This Agreement shall have been terminated in accordance with subparagraph (a) of Section 6.1;

             (c) This Agreement shall have been terminated in accordance with subparagraphs (c), (d) or (e) of Section 6.1 or the Company shall become obligated to pay a termination fee to Purchaser in accordance with
        Section 6.3; or

             (d) The Company shall wrongfully refuse to consummate the Merger.

          6.4.3 The Escrowed Amount shall be disbursed to the Company in the event that:

             (a) Purchaser shall not consummate the Merger for any reason other than the Company's failure to satisfy the conditions in Sections 5.1.1 and 5.3;

             (b) The Merger shall not be consummated because any of the conditions precedent in Sections 5.1.2, 5.1.3 or 5.2 shall not have been satisfied, except, with respect to Section 5.1.3, as otherwise provided in Section 6.4.4; or

             (c) This Agreement shall have been terminated other than as specified in subparagraphs (b), (c) or (d) of Section 6.4.2, except, with respect to termination of this Agreement in accordance with subparagraph (f) of Section 6.1, as otherwise provided in Section 6.4.4.

          6.4.4 Purchaser is willing to assume the risk of a failure to obtain PUCO approval of the conversion of the Company to cooperative form and/or the Company's proposed abandonment of regulated utility service and the risk of the initiation of litigation opposing the conversion of the Company to cooperative form and/or the Company's proposed abandonment of regulated utility service. Accordingly, with respect to a failure to consummate the Merger because of a failure to obtain the necessary approvals of the PUCO or termination of this Agreement in accordance with subparagraph (f) of
     Section 6.1, the Escrowed Amount shall be disbursed to the Company (a) in any case in which PUCO approval is not obtained, in whole or in part, due to the proposal to convert the Company to cooperative form and/or the Company's proposed abandonment of regulated utility service and (b) in any case in which this Agreement is terminated in accordance with subparagraph
     (f) of Section 6.1 due to pending litigation, or the issuance of any judgment, injunction, order or decree of any Governmental Body, based, in whole or in part, on the conversion of the Company to cooperative form and/or the Company's proposed abandonment of regulated utility service. With respect to a failure to consummate the Merger because of a failure to obtain the necessary approvals of the PUCO, or in the event of termination of this Agreement in accordance with subparagraph (f) of Section 6.1, in any case which is not attributable in any way to the proposal to convert the Company to cooperative form or the Company's proposed abandonment of regulated utility service, the Escrowed Amount would be paid over to Purchaser.

          6.4.5 The parties agree that, in the event the Escrowed Amount is disbursed to the Company, it is as a payment of liquidated damages, and not as a penalty, and, upon the full payment thereof, Purchaser shall have no further liability or obligations under this Agreement other than under
     Section 6.2 hereof.

                                  ARTICLE VII

                                 MISCELLANEOUS

     SECTION 7.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings ascribed to them in this Section 7.1:

          (a) "Affiliate," with respect to any person, shall mean any person controlling, controlled by or under common control with such first person.

          (b) "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Consent" means any approval, consent, ratification, waiver or other authorization (excluding any Governmental Authorization).

          (d) "Governmental Authorization" means any approval, consent, license, permit, waiver, declaration, filing or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

          (e) "Governmental Body" means any:

             (i) federal, state, local, municipal or other government or other jurisdiction of any nature;

             (ii) governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal); or

             (iii) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

          (f) "Knowledge," with respect to any corporation, shall mean the actual Knowledge of any executive officer of such corporation.

          (g) "Legal Requirement" means any federal, state, local, municipal or other administrative order, constitution, law, ordinance, principle of common law, regulation, rule, statute or treaty.

          (h) "Liability" means any liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due), including any liability for Taxes.

          (i) "Material Adverse Effect" means, with respect to Purchaser and the NGO Companies, a material adverse effect on (i) the business, financial condition, operations, results of operations or future prospects of Purchaser or any NGO Company respectively (together, in each case, with its subsidiaries taken as a whole), or (ii) the consummation of the Merger, except that events, conditions, occurrences, changes and circumstances which relate either to the electric utility, gas utility or the oil and gas industries generally (including, without limitation, weather conditions and fluctuations in commodity prices) or the economy generally shall not be deemed to be, or be, considered as having or resulting in a material adverse effect.

          (j) "Permitted Encumbrances" include:

             (i) lessors' royalties, overriding royalties, reversionary interests and similar burdens of record on or deductions from the proceeds of production which operate to reduce the net revenue interest in production from any well or oil and gas lease;

             (ii) division orders and sales contracts terminable without penalty upon notice to the purchaser and any division orders and sales contracts of longer duration which are not material in relation to the wells or oil and gas leases;

             (iii) preferential rights to purchase and required third-party consents and similar agreements with respect to which waivers or consents are obtained from the appropriate parties or for which the appropriate time period for asserting the right has expired without an exercise of the right;

             (iv) liens for taxes or assessments not yet delinquent or, if delinquent, which are being contested in good faith by appropriate action;

             (v) materialman's, mechanic's, repairman's, employee's, contractor's, operator's and other similar liens or charges arising in the ordinary course of business which have not yet become due and payable, or payment of which is being withheld as permitted by law and the validity of which is being contested in good faith by appropriate action;

             (vi) all rights to consent by, required notices to, filings with or other actions by any Governmental Body in connection with the sale or conveyance of leases or interests therein; provided that the failure to obtain such consents or to comply with such required notices, filings or other actions shall not have a Material Adverse Effect on the NGO Companies;

             (vii) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations which do not interfere materially with the operation, value or use of the property subject thereto (as currently conducted or proposed to be conducted by the Company and its Subsidiaries);

             (viii) all other contracts, agreements, instruments, obligations, defects and irregularities affecting such properties and assets which do not interfere materially with the operations, value or use of any such properties and assets (as currently conducted or proposed to be conducted by the Company and its Subsidiaries);

             (ix) all rights reserved to or vested in any Governmental Body to control or regulate any of the property of any of the Company and its Subsidiaries in any manner, and all applicable Legal Requirements.

             (x) any encumbrance on or affecting such properties and assets which is discharged at or prior to the Closing;

             (xi) the terms and conditions of any and all mutual interest/ operating agreements referred to in Section 3.22.2(d); and

              (xii) liens which do not have a Material Adverse Effect on the Company.

          (k)"Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not. Notwithstanding the foregoing, "Tax" does not include any net income tax which may be imposed on any NGO Company which is a regulated utility by any Ohio municipality.

          (l) "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

     SECTION 7.2 Survival of Representations and Warranties. None of the representations and warranties contained herein made by any party shall survive the Effective Date.

     SECTION 7.3 Amendments. Any provision of this Agreement may be amended by the directors of the parties hereto at any time prior to the filing of the Certificate of Merger; provided that any such amendment made after the adoption of this Agreement by the shareholders of any constituent corporation shall not, without the further approval of such shareholders, (i) alter or change the amount or kind of consideration to be received in exchange for any of the shares of capital stock of such constituent corporation, (ii) alter or change any term of the articles of incorporation of the Surviving Corporation or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of such constituent corporation. Any amendment to this Agreement shall be in writing signed by all the parties hereto.

     SECTION 7.4 Waivers. At any time prior to the Effective Date, Purchaser, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any agreement of the other party hereto, (ii) waive any inaccuracy in the representations and warranties of the other party hereto contained herein or in any document delivered by the other party hereto pursuant hereto or (iii) waive compliance with any agreement or condition contained herein. Any agreement on the part of any party to any such extension or waiver shall be effective only if and to the limited extent it is specifically set forth in a writing signed on behalf of such party and delivered to the other party.

     SECTION 7.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no party may assign or otherwise transfer any of its rights under this Agreement without the consent of each of the other parties hereto.

     SECTION 7.6 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Ohio.

     SECTION 7.7 Notices. Each party shall promptly give written notice to the other party upon becoming aware of the occurrence or, to its Knowledge, impending or threatened occurrence, of any event which would cause or constitute a breach of any of its representations, warranties or covenants contained or referenced in this Agreement and will use its best efforts to prevent or promptly remedy the same. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, facsimile or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

  If to the Company:  National Gas & Oil Company
                      1500 Granville Road, P.O. Box 4970
                      Newark, Ohio 43058-4970
                      Attention: Patrick J. McGonagle, President
                      Telephone No. (740) 344-2102
                      Facsimile No. (740) 344-2054
     With a copy to:  Vorys, Sater, Seymour and Pease LLP
                      52 East Gay Street, P.O. Box 1008
                      Columbus, Ohio 43216-1008
                      Attention: James H. Gross
                      Telephone No. (614) 464-6231
                      Facsimile No. (614) 464-6350
    If to Purchaser:  LRE Acquisition Co.
                      c/o Licking Rural Electrification, Inc.
                      11339 Mt. Vernon Road
                      P.O. Box 455
                      Utica, Ohio 43080
                      Attention: George C. Manning, Jr., President
                      Telephone No. (740) 892-2071
                      Facsimile No. (740) 892-2429
     With a copy to:  Porter, Wright, Morris & Arthur
                      41 South High Street
                      Columbus, Ohio 43215
                      Attention: Jeffrey T. Hayes
                      Telephone No. (614) 227-2261
                      Telephone No. (614) 227-2100

or to such other address as any party may have furnished to the other partied in writing in accordance with this Section 7.7.

     SECTION 7.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one agreement.

     SECTION 7.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     SECTION 7.10 Publicity. So long as this Agreement is in effect, Purchaser and the Company agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and none of them shall issue any press release or make any such public statement prior to such consultation, except as may be required by law.

     In Witness Whereof, the parties hereto have duly executed this Agreement as of the date set forth above.

                                          LRE ACQUISITION CO.

                                          By:

                                            ------------------------------------
                                            George C. Manning, Jr.
                                            President

                                          NATIONAL GAS & OIL COMPANY

                                          By:

                                            ------------------------------------
                                            William H. Sullivan, Jr.
                                            Chairman of the Board

                                    GUARANTY

     Licking Rural Electrification, Inc. hereby agrees to be bound by the terms and conditions of Section 4.9 of this Agreement.

                                          LICKING RURAL ELECTRIFICATION, INC.

Date:                                     By:

                                            ------------------------------------
                                            George C. Manning, Jr.
                                            Vice President

                                                                        ANNEX II

                               SIMMONS & COMPANY
                                 INTERNATIONAL
--------------------------------------------------------------------------------

May 20, 1998

Board of Directors
National Gas & Oil Company
1500 Granville Road
Newark, Ohio 43058-4970

Members of the Board:

     We understand that in your capacity as members of the Board of Directors of National Gas & Oil Company (the "Company" or "National"), you have requested that we advise you with respect to the fairness to the shareholders of National from a financial point of view of the consideration to be paid by LRE Acquisition Company ("LRE"), a wholly-owned subsidiary of Licking Rural Electrification, Inc., for all of the outstanding common stock of the Company, pursuant to the terms of the Plan and Agreement of Merger dated as of May 20, 1998 between LRE and the Company (the "Merger Agreement"). The transaction contemplated by the Merger Agreement is referred to collectively herein as the "Transaction." We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with the Transaction.

     In arriving at our opinion, we have reviewed certain documents, business records and financial information relating to the Company and the Transaction (collectively, "Information"), including projections and financial forecasts relating to National which have been furnished to us by the Company; in addition, we have also participated in discussions with members of senior management of National concerning the business, operations, assets, financial condition and prospects of the Company.

     In connection with our review, we have relied upon all historical Information as being complete and accurate in all material respects and have assumed that all forward looking Information has been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of National as to the future financial performance of the Company. In reviewing all Information, we have excluded any matters of legal interpretation and have not independently verified any components of the Information, nor have we made any independent evaluation or appraisal of National or been furnished with any such appraisal.

     In arriving at our opinion, we have compared certain of the Information with data of other publicly held entities in businesses similar to those conducted by the Company, and we have considered the financial terms of certain other recent transactions which might reasonably be compared with the Transaction and/or National. We have also considered such other information, financial studies, analyses and financial, economic and market data as we deemed relevant to the Transaction.

     Simmons & Company International ("Simmons") is a nationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

     We have acted as financial advisor to National in connection with the Transaction and will receive a fee for our services and rendering this opinion which fee is contingent upon the consummation of the Transaction.

     It is understood that this opinion is furnished solely for your benefit and may not be relied upon by any other person without our express, prior written consent. This opinion is delivered to each recipient subject to the

Board of Directors
May 20, 1998
Page  2

conditions, scope of engagement, limitations and understandings set forth in this opinion and our engagement letter, and subject to the understanding that the obligations of Simmons in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Simmons shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of your or your affiliates.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be paid by LRE for the stock of National in the Transaction is fair to the shareholders of the Company.

                                          Very truly yours,

                                          SIMMONS & COMPANY INTERNATIONAL

                                          By: /s/ JOHN R. RUTHERFORD

                                            ------------------------------------
                                            John R. Rutherford
                                            Managing Director

                                                                       ANNEX III

                         OHIO REVISED CODE SEC.1701.85

   SEC.1701.85 DISSENTING SHAREHOLDER'S DEMAND FOR FAIR CASH VALUE OF SHARES.

     (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

     (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

     (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 [1701.80.1] of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

     (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

     (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

     (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

     (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

          (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

          (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

          (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

                                      III-2

          (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

     (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

     (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                      III-3

                                   IMPORTANT
                    ---------------------------------------

                     PLEASE RETURN YOUR PROXY IMMEDIATELY.

In order to assure a quorum being represented at the Special Meeting of Shareholders, you are urged to sign and return the enclosed proxy immediately. Compliance with this request will enable the Company to avoid the expense of a second mailing.

Thank You.                                         National Gas & Oil Company

--------------------------------------------------------------------------------

                           NATIONAL GAS & OIL COMPANY
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 2, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder(s) of Common Shares, par value $1.00 per share, of National Gas & Oil Company (the "Company") hereby constitutes and appoints Alan
A. Baker, David C. Easley and Richard O. Johnson, or any of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Special Meeting of Shareholders of the Company to be held on Wednesday, September 2, 1998, and any adjournment(s) thereof, and to vote all of the Common Shares which the undersigned is entitled to vote at such Special Meeting or at any adjournment(s) thereof:

     1. TO ADOPT THE MERGER AGREEMENT IN THE FORM ATTACHED AS ANNEX 1 TO THE PROXY MATERIALS DATED JULY 29, 1998.

[ ]   FOR                       [ ]   AGAINST                      [ ]   ABSTAIN

     2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT(S) THEREOF.

         (Continued, and to be executed and dated on the reverse side.)

--------------------------------------------------------------------------------

                          (Continued from other side.)

    WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT(S) THEREOF, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS.

    All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Shareholders and Proxy Statement for the September 2, 1998, meeting.

Dated:______________________________, 1998  ------------------------------------
                                            Signature of Shareholder(s)

                                            ------------------------------------
                                            Signature of Shareholder(s)

                                            Please sign exactly as your name
                                            appears hereon. When Common Shares
                                            are registered in two names, both
                                            shareholders should sign. When
                                            signing as attorney, executor,
                                            administrator, guardian or trustee,
                                            please give full title as such. If
                                            shareholder is a corporation, please
                                            sign in full corporate name by
                                            president or other authorized
                                            officer. If shareholder is a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person. (Please note any change of
                                            address on this proxy.)
 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NATIONAL GAS &
                                  OIL COMPANY.
 PLEASE FILL IN, SIGN, DATE AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE.